Exhibit 10.28

SAFECO 401(K)/PROFIT SHARING

RETIREMENT PLAN

AS AMENDED AND RESTATED

EFFECTIVE

JANUARY 1, 2004

CONTENTS

ARTICLE 1: INTRODUCTION		1-1
1.1	Restatement of the Plan	1-1
1.2	Purpose of the Plan	1-1
1.3	Applicability of the Restated Plan	1-1

ARTICLE 2: DEFINITIONS		2-1
2.1	Account	2-1
2.2	Administrative Committee	2-1
2.3	Affiliate	2-1
2.4	After-Tax Contribution Account	2-1
2.5	Allocable Income	2-2
2.6	American States Plan	2-2
2.7	Annuity Starting Date	2-2
2.8	Authorized Leave of Absence	2-2
2.9	Beneficiary	2-2
2.10	Board	2-3
2.11	Bonus	2-3
2.12	Break-in-Service	2-3
2.13	Code	2-3
2.14	Company	2-3
2.15	Company Stock	2-3
2.16	Compensation	2-4
2.17	Dependent Child	2-4
2.18	Disabled	2-4
2.19	Dividend Account	2-5
2.20	Dividends	2-5
2.21	Domestic Partner	2-5
2.22	Early Retirement Date	2-5
2.23	Earnings	2-6
2.24	Eligible Employee	2-6
2.25	Employee	2-7
2.26	Employer	2-7
2.27	Employer Matching Contribution Account	2-7
2.28	ERISA	2-7
2.29	Guaranteed Contribution Account	2-7
2.30	Highly Compensated Employee	2-8
2.31	Hour of Service	2-8
2.32	Investment Committee	2-9
2.33	Normal Retirement Date	2-9
2.34	Participant	2-9
2.35	Plan	2-9
2.36	Plan Administrator	2-9
2.37	Plan Year	2-9
2.38	Pre-tax Contribution Account	2-9
2.39	Profit Sharing Contribution Account	2-10
2.40	Required Beginning Date	2-10
2.41	Rollover Account	2-10
2.42	Safeco Stock Ownership Fund	2-10
2.43	Section 415 Compensation	2-10
2.44	Trust Agreement	2-11

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2.45	Trust or Trust Fund	2-11
2.46	Trustee	2-11
2.47	Valuation Date	2-12
2.48	Year of Participation	2-12
2.49	Year of Service	2-12
2.50	Additional Definitions in Plan	2-13

ARTICLE 3: PARTICIPATION		3-1
3.1	Eligibility for Participation	3-1
3.2	Inactive Participant	3-2
3.3	Reemployment After Termination	3-2

ARTICLE 4: SALARY DEFERRAL		4-1
4.1	Payroll Deduction Agreement	4-1
4.2	Participant Modification of Payroll Deduction Agreement	4-2
4.3	Procedure for Making and Revoking Payroll Deduction Agreement	4-3
4.4	Nondiscrimination Test for Deferrals (“ADP Test”)	4-3

ARTICLE 5: PLAN CONTRIBUTIONS		5-1
5.1	Participant and Employer Contributions	5-1
5.2	Contribution of Stock	5-4
5.3	Nondiscrimination Test for Employer Matching Contributions (“ACP Test”)	5-4
5.4	Nondiscrimination Test for After-Tax Contributions (ACP Test)	5-5
5.5	Corrective Procedures to Satisfy Discrimination Tests	5-6
5.6	Return of Contributions	5-9
5.7	Recharacterization of Excess Pre-Tax Contributions	5-10
5.8	Allocation of Forfeitures	5-10
5.9	Maximum Annual Additions to Accounts	5-10

ARTICLE 6: ACCOUNT ADMINISTRATION		6-1
6.1	Types of Accounts	6-1
6.2	Investment	6-1
6.3	Minimum Diversification Requirements	6-4
6.4	Establishment of Rules and Procedures	6-5
6.5	Investment Manager	6-5
6.6	Dividends	6-6
6.7	Voting Company Stock	6-7
6.8	Valuation of the Trust Fund	6-9
6.9	Allocation of Trust Fund Earnings and Losses to Participant Accounts	6-9
6.10	Account Statements	6-10

ARTICLE 7: VESTING		7-1
7.1	Vesting	7-1
7.2	Forfeitures	7-3
7.3	Reemployment	7-3

ARTICLE 8: WITHDRAWALS AND LOANS		8-1
8.1	Withdrawals Prior to Termination	8-1
8.2	Hardship Withdrawals	8-2
8.3	Loans	8-4

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ARTICLE 9: BENEFITS AND FORMS OF PAYMENT		9-1
9.1	Eligibility for Benefits	9-1
9.2	Benefit Commencement	9-1
9.3	Form of Payment	9-3
9.4	Benefits for Terminated Participants	9-8
9.5	Direct Rollovers	9-9
9.6	Minimum Distribution Requirements	9-10

ARTICLE 10: TOP-HEAVY PROVISIONS		10-1
10.1	Scope	10-1
10.2	Top-Heavy Status	10-1
10.3	Minimum Contribution	10-3

ARTICLE 11: ADMINISTRATION		11-1
11.1	Administrative Committee	11-1
11.2	Activities, Duties and Responsibilities of the Administrative Committee	11-1
11.3	Allocation of Fiduciary Responsibility	11-4
11.4	Fidelity Bonds	11-4
11.5	Data	11-4
11.6	Missing Persons	11-5
11.7	Claims Procedure	11-5
11.8	Effect of a Mistake	11-9
11.9	No Enlargement of Employee Rights	11-10
11.10	Notice of Address	11-10
11.11	Incompetency	11-10
11.12	Non-Alienation and Domestic Relations Orders	11-11
11.13	Applicable Law	11-12
11.14	Expenses	11-13
11.15	Masculine and Feminine, Singular and Plural	11-13
11.16	Disclosure to Participants	11-13
11.17	Income Tax Withholding Requirements	11-13
11.18	Severability	11-13
11.19	Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”)	11-13
11.20	Plan Qualification	11-14
11.21	Beneficiary Disputes	11-14

ARTICLE 12: AMENDMENT AND TERMINATION		12-1
12.1	Amendment - General	12-1
12.2	Amendment - Vesting Schedule	12-1
12.3	Amendment - Consolidation or Merger	12-2
12.4	Termination of the Plan	12-2
12.5	Action Upon Discontinuance of Contributions or Termination of the Plan	12-2

ARTICLE 13: FUNDING		13-1
13.1	Contributions to the Trust	13-1
13.2	Trust for Exclusive Benefit of Participants	13-1
13.3	Trustee	13-1

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ARTICLE 1: INTRODUCTION

1.1	Restatement of the Plan

Safeco Corporation (the “Company”) maintains the SAFECO Employees’ 401(k)/Profit Sharing Retirement Plan (the “Plan”) for the benefit of its eligible employees. Effective January 1, 2004, the Plan is hereby amended and restated to include an employee stock ownership plan, within the meaning of Code Section 4975(e)(7), in addition to the profit sharing and 401(k) components of the Plan.

1.2	Purpose of the Plan

The Plan is intended to allow Participants to save all or a portion of their Earnings and Bonuses for retirement and to share in the Employer’s earnings. For tax purposes, the Plan is intended to qualify as a profit sharing plan with a qualified cash or deferred arrangement, except for the Safeco Stock Ownership Fund, which is intended to constitute an employee stock ownership plan, within the meaning of Code Section 4975(e)(7). The ESOP and the non-ESOP portions of the Plan are intended to constitute a single plan.

1.3	Applicability of the Restated Plan

Except to the extent that an earlier effective date is specifically provided for in this restatement, the provisions of this restatement are effective January 1, 2004. This restatement and any amendment thereto, unless it expressly provides otherwise, shall not be applied retroactively to increase the vested percentage of a former Participant whose employment terminated before January 1, 2004 unless and until the individual again becomes a Participant.

Notwithstanding any contrary Plan provision, if any modification of the Code (or regulations or rulings thereunder) requires that a conforming Plan amendment be adopted as of a stated effective date in order for the Plan to continue to be a qualified plan, the Plan shall be operated in accordance with such requirements until the date when a conforming Plan amendment is adopted, or the date when a clear and unambiguous nonconforming Plan amendment is adopted, whichever occurs first.

Except as otherwise specifically provided in the Plan, all rights under the Plan shall be determined under the terms of the Plan as in effect at the time the determination is made.

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ARTICLE 2: DEFINITIONS

The following terms when used herein shall have the following meanings, unless a different meaning is plainly required by the context. Capitalized terms are used throughout the Plan text for terms defined in this or other sections.

2.1	Account

“Account” means the aggregate of a Participant’s Pre-tax Contribution Account, Employer Matching Contribution Account, After-tax Contribution Account, Guaranteed Contribution Account, Profit Sharing Contribution Account, and Rollover Account, or each such Account individually, as the context requires.

2.2	Administrative Committee

“Administrative Committee” means the committee as from time to time constituted and appointed by the Company to administer the Plan.

2.3	Affiliate

“Affiliate” means:

(a)	any corporation that is a member of a controlled group of corporations that includes an Employer (as defined in Code Section 414(b));

(b)	any trade or business under common control with an Employer (as defined in Code Section 414(c));

(c)	any member of an affiliated service group that includes an Employer (as defined in Code Section 414(m)); or

(d)	any business or entity that is treated as a single company with an Employer under Code Section 414(o).

For purposes of the limitation on benefits in Section 5.9, the determination of whether an entity is an Affiliate will be made by modifying Code Sections 414(b) and (c) as specified in Code Section 415(h).

2.4	After-Tax Contribution Account

“After-tax Contribution Account” means an account established and maintained by the Plan Administrator or Trustee to hold a Participant’s after-tax contributions to the Plan and including any gains or losses of the Trust attributable thereto.

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2.5	Allocable Income

“Allocable income” means net earnings or net loss. The Administrative Committee shall calculate allocable income using a uniform, nondiscriminatory method that reasonably reflects the manner used by the Plan to allocate income to the Participant’s Accounts. Allocable income shall not be determined for the period between the end of the Plan Year and the date of distribution.

2.6	American States Plan

“American States Plan” means the predecessor American States Financial Corporation Employees’ Savings and Profit Sharing Plan.

2.7	Annuity Starting Date

“Annuity Starting Date” means the first day of the first period for which a Plan benefit is payable.

2.8	Authorized Leave of Absence

“Authorized Leave of Absence” means any absence authorized by the Company or an Affiliate under its standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence, and provided further that the Participant returns within the period of authorized absence. Any absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence, provided that the Participant returns to employment with the Company or an Affiliate within the period provided by law.

2.9	Beneficiary

“Beneficiary” means the person or persons designated by the Participant to receive the Participant’s Account in the event of the Participant’s death. Each Participant may designate a Beneficiary on a form prescribed by the Administrative Committee, and such designation shall be effective when properly filed with the Administrative Committee, and shall revoke all prior designations by the same Participant. The Administrative Committee shall require that a married Participant, who designates a Beneficiary other than the Participant’s spouse, obtain and submit to the Administrative Committee the spouse’s written consent to the designation of each such Beneficiary on a form that discloses to the spouse the potential effect of such consent. Such consent must be witnessed by a notary public or a Plan representative. No spousal consent shall be required if it is established to the satisfaction of a Plan representative that such consent cannot be

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obtained because there is no spouse, because the spouse cannot be located, because the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (unless a Qualified Domestic Relations Order, within the meaning of Section 11.12(b), provides otherwise), or because of such other circumstances as may be prescribed by Treasury regulations. If no designated Beneficiary survives the Participant or exists, the Participant’s Beneficiary shall be the Participant’s spouse at date of death (if such spouse survives the Participant), or, if there is no surviving spouse, the Participant’s estate.

2.10	Board

“Board” means the Board of Directors of the Company.

2.11	Bonus

“Bonus” means any bonus earned under the Employer’s incentive pay plans including the Success Sharing Plan, Leadership Performance Plan and President/CEO Incentive Compensation Plan. “Bonus” also includes amounts earned under substitute incentive pay plans for Participants who are not also participants in one of the above named plans. “Bonus” excludes recognition bonuses, retention bonuses, sign-on bonuses and other earnings.

2.12	Break-in-Service

“Break-in-Service” means any Plan Year in which an Employee is credited with less than 501 Hours of Service.

2.13	Code

“Code” means the Internal Revenue Code of 1986, as amended, and including all regulations promulgated pursuant thereto.

2.14	Company

“Company” means Safeco Corporation, a corporation organized under the laws of the State of Washington, and any successor thereto that assumes sponsorship of the Plan.

2.15	Company Stock

“Company Stock” means the common stock of the Company.

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2.16	Compensation

“Compensation,” for any Plan Year, means an Eligible Employee’s Section 415 Compensation for such Plan Year paid to an Eligible Employee while a Participant by an Employer, excluding reimbursements and other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, severance pay, welfare benefits (other than short-term disability) and equity-based awards under the SAFECO Long-Term Incentive Plan of 1997. Notwithstanding the foregoing, a Participant’s Compensation for a Plan Year shall be disregarded to the extent it exceeds the maximum permissible dollar limitation in effect under Code Section 401(a)(17) for such Plan Year.

2.17	Dependent Child

“Dependent Child” means the Participant’s unmarried child who resides with the Participant or at school or in an institution, who is:

(a)	less than 19 years old,

(b)	at least 19 years old but less than 23 years old and who is enrolled in school as a full–time student and who is primarily supported by the Participant, or

(c)	at least 19 years old and who is primarily supported by the Participant and who is incapable of self–sustaining employment by reason of mental or physical handicap.

A child includes a natural child, stepchild, foster child, a child for whom the Participant is a legal guardian, or a legally adopted child (from the date the child is placed in the Participant’s home and the Participant assumes financial responsibility for the adopted child).

Notwithstanding the foregoing, a child described above shall not be a “Dependent Child” if the Participant has joint custody of the child and the Participant has custody for less than 50% of the time.

2.18	Disabled

“Disabled” and similar terms such as “Disability” mean a physical or mental condition of a Participant occurring prior to the Participant’s Normal Retirement Date, which in the sole judgment of the Administrative Committee, based on evidence satisfactory to the Administrative Committee, presumably permanently prevents a Participant from satisfactorily performing the Participant’s usual duties for the Participant’s Employer or the duties of such other position or job for the Employer for which such Participant is qualified by reason of training, education or experience.

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2.19	Dividend Account

“Dividend Account” means an account established and maintained by the Plan Administrator or Trustee to record a Participant’s share of any Dividends and any gains or losses of the Trust attributable thereto.

2.20	Dividends

“Dividends” means cash dividends paid on shares of Company Stock held in the Safeco Stock Ownership Fund.

2.21	Domestic Partner

“Domestic Partner” means a same-sex or opposite-sex individual, age 18 or older, who, for a period of 12 months or more prior to enrolling in the Program, meets the following criteria: The individual is neither married nor related by blood or marriage to a Participant; is the Participant’s sole spousal equivalent and intends to remain so indefinitely; lives together with a Participant in the same principal residence and intends to do so indefinitely; is emotionally committed to the Participant and shares joint responsibilities for common welfare and financial obligations; and is not related to the Participant by blood closer than would prohibit marriage in the state in which the Participant resides.

2.22	Early Retirement Date

“Early Retirement Date” means the first day of the month commencing after the Participant terminates employment with the Company and its Affiliates provided the Participant has attained age 55 and the Participant’s age plus Years of Service equals or exceeds 75 on the date of such termination of employment; provided, however, that with respect to a former participant in the American States Insurance Company Retirement Plan who attained age 50 on or before January 1, 1999, “Early Retirement Date” means the first day of the month commencing after the Participant terminates employment with the Company and its Affiliates provided the Participant has attained age 55 and has at least 10 Years of Service on the date of such termination.

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2.23	Earnings

“Earnings” for each Plan Year means the total of all amounts paid to an Eligible Employee, while a Participant, by an Employer for personal services, including:

(a)	base salary;

(b)	amounts paid to the Participant while on an Authorized Leave of Absence, or short-term disability; and

(c)	any pre–tax Employee contributions for the Plan Year made by the Employer at the direction of the Employee to this Plan, the SAFECO Flexible Benefits Program, or for qualified transportation fringe benefits pursuant to Code Section 132(f)(4);

but excluding:

(d)	Bonus and incentive payments under any bonus or incentive plan or arrangement maintained by the Employer, including without limitation, Bonuses;

(e)	overtime pay;

(f)	cash and noncash fringe benefits;

(g)	long–term disability benefits;

(h)	severance pay; and

(i)	any other payments or benefits.

Notwithstanding the foregoing, a Participant’s Earnings for a Plan Year shall be disregarded to the extent they exceed the maximum permissible dollar limitation in effect under Code Section 401(a)(17) for such Plan Year.

2.24	Eligible Employee

“Eligible Employee” means any Employee who is employed on a salaried basis, other than a salaried Employee who is (a) a leased Employee, (b) a nonresident alien who receives no U.S.-source earned income (within the meaning of Code Section 911(d)(2)) from an Employer, or (c) a member of a unit of Employees covered by a collective bargaining agreement that does not provide for participation in the Plan. Notwithstanding the foregoing, an individual who is not treated by an Employer as an employee for payroll tax purposes, but who is subsequently determined by a government agency, by the conclusion or settlement of threatened or pending litigation, or otherwise to be (or to have been) a common law employee of the Employer shall not be an Eligible Employee, unless and until (and only to the extent) the Administrative Committee determines otherwise.

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2.25	Employee

“Employee” means any person who is employed by an Employer as a common law employee and any leased employee within the meaning of Code Section 414(n)(2); provided, however, if leased employees constitute 20% or less of the Employer’s nonhighly compensated work force, the term “Employee” shall not include a leased employee who is covered by a plan maintained by the leasing organization that meets the requirements of Code Section 414(n)(5).

2.26	Employer

“Employer” means the Company and any Affiliate that with the consent of the Board elects to adopt the Plan. A participating Employer shall be deemed to appoint the Company as its exclusive agent with respect to all power and authority conferred by the Plan on an Employer.

2.27	Employer Matching Contribution Account

“Employer Matching Contribution Account” means an account established and maintained by the Plan Administrator or Trustee to record a Participant’s share of Employer matching contributions to the Plan and any gains or losses of the Trust attributable thereto.

2.28	ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and including all regulations promulgated pursuant thereto.

2.29	Guaranteed Contribution Account

“Guaranteed Contribution Account” means an Account established and maintained by the Administrative Committee or Trustee to hold a Participant’s guaranteed contributions made pursuant to Section 5.1(c) and any gains or losses of the Trust (other than Dividends) attributable thereto.

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2.30	Highly Compensated Employee

“Highly Compensated Employee” means an Employee who is included in at least one of the following categories within the meaning of Code Section 414(q) and regulations thereunder:

(a)	an Employee who was a 5% owner (within the meaning of Code Section 414(q)(2)) of the Employer at any time during the Plan Year or the 12 month period preceding the Plan Year; or

(b)	an Employee who received aggregate Section 415 Compensation from an Employer for the 12 month period preceding the Plan Year in excess of the dollar limitation contained in Code Section 414(q)(1)(B)(i).

A former Employee shall be considered a Highly Compensated Employee if he or she was a Highly Compensated Employee (i) when he or she separated from service or (ii) at any time after attaining age 55.

2.31	Hour of Service

“Hour of Service” means:

(a)	each hour for which an Employee is paid or entitled to payment by the Company or any Affiliate on account of performance of duties;

(b)	each hour for which an Employee is paid or entitled to payment by the Company or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence;

(c)	each hour for which an Employee is paid or entitled to payment by the Company or any Affiliate on account of an award of back pay, irrespective of mitigation of damages, agreed to by the Company or any Affiliate. However, hours credited under subsection (a) or (b) above shall not also be credited under this subsection (c);

(d)	each hour credited pursuant to applicable ERISA regulations for unpaid periods of absence for service in the United States Armed Forces or Public Health Service during which the Employee’s reemployment rights are guaranteed by law, provided that the Employee is reemployed by the Company or an Affiliate within the time limits prescribed by such law; and

(e)	each hour for which the Employee is on unpaid Authorized Leave of Absence or “days without pay” status.

An Employee who is not compensated on an hourly basis shall be credited with 190 Hours of Service for each month in which he or she is credited with at least one Hour of Service.

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All Hours of Service shall be determined and credited to computation periods in accordance with reasonable standards and policies consistent with Department of Labor Regulations Sections 2530.200b-2(b) and (c).

2.32	Investment Committee

“Investment Committee” means those members of the Finance Committee of the Board who are not and never have been employees of the Company or an Affiliate. A majority of the members of the Investment Committee shall constitute a quorum. The Investment Committee shall adopt such rules of procedures and regulations as it deems necessary and shall keep proper records of its proceedings and acts.

2.33	Normal Retirement Date

“Normal Retirement Date” means the first day of the month coinciding with or following the Participant’s 65th birthday.

2.34	Participant

“Participant” means any Eligible Employee who has become a Participant pursuant to Section 3.1. A Participant shall remain a Participant until the Participant’s entire vested interest under the Plan has been distributed.

2.35	Plan

“Plan” means the Safeco 401(k)/Profit Sharing Retirement Plan as set forth herein, together with any amendments hereto.

2.36	Plan Administrator

“Plan Administrator” means the person or entity designated in Section 11 to administer the Plan.

2.37	Plan Year

“Plan Year” means the calendar year.

2.38	Pre-tax Contribution Account

“Pre-tax Contribution Account” means an account established and maintained by the Plan Administrator or Trustee to reflect a Participant’s pre-tax contributions to the Plan and any gains or losses of the Trust attributable thereto.

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2.39	Profit Sharing Contribution Account

“Profit Sharing Contribution Account” means an Account established and maintained by the Administrative Committee or Trustee to hold a Participant’s account balance as of December 31, 2001 under the SAFECO Employees’ Profit Sharing Retirement Plan (which plan was merged into this Plan as of January 1, 2002) and profit-based contributions made to this Plan thereafter and any gains or losses of the Trust (other than Dividends) attributable thereto.

2.40	Required Beginning Date

Except as provided below, “Required Beginning Date” means April 1 following the later of (a) the close of the calendar year in which the Participant attains age 70 1/2 and (b) the close of the calendar year in which the Participant separates from service with the Company and its Affiliates or becomes Disabled; provided that clause (b) shall not apply to a Participant who is a 5% owner (as defined in Code Section 416) with respect to the calendar year in which the Participant attains age 70 1/2. The “Required Beginning Date” for a Participant who is not a 5% owner and who attained age 70 1/2 prior to January 1, 1999 and after December 31, 1995 is April 1 of the calendar year following the calendar year in which the Participant attained age 70 1/2 unless the Participant elected prior to such date (or, in the case of a Participant who attained age 70 1/2 in 1996, prior to December 31, 1997) to postpone benefit commencement until April 1 of the calendar year following the calendar year in which the Participant terminates employment.

2.41	Rollover Account

“Rollover Account” means an account established and maintained by the Plan Administrator or Trustee to reflect a Participant’s rollover contribution to the Plan and any gains or losses of the Trust attributable thereto.

2.42	Safeco Stock Ownership Fund

“Safeco Stock Ownership Fund” means an investment subfund that is designed to be invested primarily (or exclusively) in shares of Common Sock and that is intended to constitute an employee stock ownership plan, within the meaning of Code Section 4975(e)(7).

2.43	Section 415 Compensation

“Section 415 Compensation,” for any Plan Year, means an Employee’s wages, salaries, commissions, professional fees, and other amounts received during such Plan Year for personal services rendered in the course of employment with the

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Company and Affiliates to the extent the amount is includable in gross income, (a) including, but not limited to, (i) commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62-2(c)), (ii) amounts received through accident or health insurance or through an arrangement having the effect of accident or health insurance (but only to the extent includable in gross income), (iii) disability payments (but only to the extent includable in gross income), (iv) earned income from sources outside the United States (whether or not excludable or deductible from gross income under Code Section 911), (v) amounts paid or reimbursed for nondeductible moving expenses, (vi) the value of nonqualified stock options to the extent includable in gross income in the taxable year in which granted, (vii) amounts includable in gross income upon making the election described in Code Section 83(b), and (viii) any pre-tax Employee contributions made by the Company or an Affiliate on behalf of the Employee for the Plan Year to a 401(k) plan or a cafeteria plan or for qualified transportation fringe benefits pursuant to Code Section 132(f)(4), but (b) excluding (ix) distributions from a qualified plan, (x) contributions made by an Employer to a plan of deferred compensation to the extent that the contributions are not includable in the gross income of the Employee for the taxable year in which contributed, (xi) amounts realized on the exercise of nonqualified stock options or when restricted property either becomes transferable or is no longer subject to a substantial risk of forfeiture, (xii) amounts realized on the disposition of stock acquired under a qualified or incentive stock option, and (xiii) other amounts that receive special tax benefits.

2.44	Trust Agreement

“Trust Agreement” means any agreement in the nature of a trust established to form a part of the Plan and to receive, hold, invest, and dispose of the Trust Fund.

2.45	Trust or Trust Fund

“Trust” or “Trust Fund” means the trust fund or funds into which shall be paid all contributions and from which all benefits shall be paid under the Plan.

2.46	Trustee

“Trustee” means the trustee or trustees who receive, hold, invest, and disburse the assets of the Trust in accordance with the terms and provisions of the Trust Agreement by and between the Company and the Trustee. Said Trust Agreement constitutes a part of the Plan and its terms are incorporated herein by reference.

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2.47	Valuation Date

“Valuation Date” means each day on which the New York Stock Exchange is open for trading.

2.48	Year of Participation

“Year of Participation” means a Plan Year in which an Employee is eligible to receive Employer guaranteed or profit sharing contributions.

2.49	Year of Service

“Year of Service” means each Plan Year during which an Employee has 1,000 or more Hours of Service. Notwithstanding the foregoing, “Years of Service” for any Employee who was a participant in the SAFECO Employees Profit Sharing Retirement Plan as of December 31, 2001 shall not be less than the years of “Vesting Service” that the individual had under the provisions of that plan as in effect on December 31, 2001. Also, “Years of Service” as of January 1, 1999 for any Employee with vesting service credit under the American States Plan shall not be less than the Employee’s years of service for vesting purposes under the American States Plan on December 31, 1998.

Where the Company maintains the plan of a predecessor employer, service for such predecessor employer will be treated as service for the Company to the extent required by the Code.

Years of Service will also include service described in Appendix A. If a business entity becomes an Affiliate or a part of the Company or an Affiliate on or after January 1, 2002, prior service with such entity shall be credited as Years of Service hereunder for purposes of eligibility and vesting for individuals who become Eligible Employees immediately following and as a direct result of such acquisition, except to the extent that the Administrative Committee determines otherwise.

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2.50	Additional Definitions in Plan

The following terms are defined in the following Sections of the Plan:

Section
ACP Test	5.2
ADP Test	4.4
Aggregate Account	10.2(d)
Aggregation Group	10.2(g)
Annual Additions	5.8(b)
Determination Date	10.2(b)
Distributee	9.5(a)
Eligible Retirement Plan	9.5(a)
Employer Contributions	3.1(b)
Investment Manager	6.6
Key Employee	10.2(f)
Lump Sum	9.3(a)(1)
Participant Directed Accounts	6.3
Present Value of Accrued Benefits	10.2(e)
Qualified Domestic Relations Order	11.12(b)
SAFECO Profit Sharing Balanced Retirement Portfolio	6.4(a)
Top-Heavy	10.2(a)
Valuation Date (for Top-Heavy)	10.2(c)

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ARTICLE 3: PARTICIPATION

3.1	Eligibility for Participation

(a)	Payroll Deduction Contributions

Each Eligible Employee who was a participant in the Plan on December 31, 2003 for purposes of making pre-tax and after-tax payroll deduction contributions shall continue as a Participant in this Plan for such purposes. Each Eligible Employee who was not a participant in the Plan on December 31, 2003 for purposes of making pre-tax and after-tax payroll deduction contributions, shall become a Participant in the Plan for such purposes on or as soon as administratively practicable after the later to occur of (1) the date on which the Eligible Employee first completes an Hour of Service as an Eligible Employee, and (2) the date the Eligible Employee’s payroll deduction agreement is received and processed by the Administrative Committee.

(b)	Employer Contributions

Each Eligible Employee who was a participant in the Plan on December 31, 2003 for purposes of receiving Employer matching contributions and in the Plan on December 31, 2003 for purposes of receiving Employer guaranteed contributions and Employer profit sharing contributions (collectively referred to as “Employer Contributions”) shall continue as a Participant in the Plan for such purposes. Each Eligible Employee who was not a participant in the Plan on December 31, 2003 for the purpose of receiving Employer Contributions shall become a Participant in the Plan for such purpose on the latest of:

(i)	the first day of the month following the Eligible Employee’s completion of at least one Hour of Service during twelve different months (nonconsecutive months are aggregated),

(ii)	the first day of the month following the date the individual is credited with 1,000 Hours of Service, or

(iii)	the first day of the month coinciding with or next following the date the individual becomes an Eligible Employee.

Notwithstanding the foregoing, an Eligible Employee shall become a Participant for purposes of receiving Employer Contributions no later than (1) the first day of the month coinciding with or next following the first anniversary of the date on which such individual first completes an Hour of Service, provided that the individual is credited with at least 1,000

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Hours of Service during the preceding 12–month period, or (2) if the individual is not credited with at least 1,000 Hours of Service by such anniversary date, the first day of the Plan Year next following the Plan Year in which the individual is first credited with at least 1,000 Hours of Service.

3.2	Inactive Participant

Any Participant who remains employed by the Company or an Affiliate but is no longer an Eligible Employee shall become an inactive Participant. An inactive Participant shall not be eligible to make pre-tax or after-tax payroll deduction contributions, or receive Employer matching contributions, Employer guaranteed contributions or Employer profit sharing contributions for the period of time that the individual is an inactive Participant. The individual will, however, continue to earn Years of Service. The individual’s Account shall continue to be held under the Plan until the Participant becomes entitled to a distribution under the provisions of Article 8.

3.3	Reemployment After Termination

Upon the reemployment of a terminated Participant or former Participant as an Eligible Employee, the individual shall immediately resume active participation in the Plan (to the same extent as the individual was participating in the Plan prior to the individual’s termination). Payroll deduction contributions shall begin as soon as administratively practicable following the date the individual’s payroll deduction agreement is received and processed by the Administrative Committee.

An Employee who terminates prior to becoming a Participant for purposes of receiving Employer Contributions and is later reemployed shall qualify to become a Participant for such purposes upon satisfying the requirements of Section 3.1. Hours of Service credited prior to termination shall be forfeited for purposes of this Section 3 only if the Employee incurs five consecutive Breaks-in-Service.

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ARTICLE 4: SALARY DEFERRAL

4.1	Payroll Deduction Agreement

(a)	Deferral of Earnings and Bonuses

An Eligible Employee may elect to make payroll deduction contributions by entering into a payroll deduction agreement with the Employer. Such agreement shall authorize the Employer to make payroll deductions, designated as pre-tax or after-tax contributions or a combination thereof, equal to a whole percentage (from 1% to 100%) of the Eligible Employee’s Earnings for each payroll period. In addition (or instead), such agreement may authorize the Employer to make payroll deductions, designated as pre-tax, equal to a whole percentage (from 1% to 100%) of any Bonuses paid to the Eligible Employee.

(b)	Effective Time of Payroll Deduction Agreements

An Eligible Employee’s payroll deduction agreement shall be effective as soon as administratively practicable after it is received and processed by the Administrative Committee (but not prior to the date on which the Eligible Employee becomes a Participant for purposes of making payroll deduction contributions), and shall remain in effect until it is superseded by a subsequent agreement or revoked. Amounts shall be deducted from Participant Earnings or Bonuses, as applicable, each payroll period, after applying other applicable payroll deductions (e.g., income and social security tax withholding, wage or salary garnishments, and payroll deductions under the Employers’ cafeteria plan). In the event the amount of the Eligible Employee’s Earnings for a payroll period remaining after other payroll deductions is less than the amount of payroll deduction contributions elected by the Eligible Employee for such payroll period, then the Eligible Employee’s payroll deduction contribution for such payroll period shall equal such lesser amount.

(c)	Deferral of Unused Vested Sick Leave

An Eligible Employee (other than an Eligible Employee who was a Highly Compensated Employee in 2003) who is eligible to receive a cash-out as of the first calendar quarter 2004 of the Eligible Employee’s vested, but unused sick leave under the Company’s vested sick leave policy may prospectively elect to have the entire amount of such cash-out contributed to the Plan as a pre-tax payroll deduction contribution by entering into a special payroll deduction agreement with the Employer for such purpose. Subject to the last two sentences of Section 4.1(b), such agreement shall

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authorize the Employer to make a pre-tax payroll deduction equal to 100% of the Eligible Employee’s cash-out amount; in no event may an Eligible Employee elect to contribute only a portion of the Eligible Employee’s cash-out amount to the Plan as a payroll deduction contribution.

(d)	Maximum Dollar Contribution

Notwithstanding the foregoing, except to the extent permitted under Section 4.1(e) and Code Section 414(v), pre–tax contributions to the Plan (and any other plans of the Company or any Affiliate subject to Code Section 402(g)) for any calendar year shall not exceed the maximum dollar limitation on elective deferrals in effect under Code Section 402(g) for such year.

In the event a Participant has elected to make pre–tax contributions in excess of this limit, such election shall be automatically modified so that contributions in excess of this limit are designated as after-tax contributions.

(e)	Catch-Up Contributions

Subject to the last two sentences of Section 4.1(b), all Employees who are eligible to make payroll deduction contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such catch-up contributions. No Employer matching contributions will be made with respect to such catch-up contributions. Except as set forth above (or as specifically provided otherwise herein), catch-up contributions shall be treated as pre-tax payroll deduction contributions for all purposes of the Plan.

4.2	Participant Modification of Payroll Deduction Agreement

The payroll deduction percentage designated in the Participant’s payroll deduction agreement shall continue in effect regardless of changes in Earnings or Bonuses until the Participant changes the election. A Participant may change the percentage or suspend deductions by completing a new payroll deduction

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agreement or suspension election and submitting it to the Administrative Committee. Such change or suspension shall be effective as soon as administratively practicable after such new agreement is received and processed by the Administrative Committee. Once a Participant’s payroll deduction agreement or suspension election becomes effective, it shall automatically revoke any prior payroll deduction agreement entered into by the Participant.

4.3	Procedure for Making and Revoking Payroll Deduction Agreement

The payroll deduction agreement and any modification or revocation thereof shall be made by the Participant in such form, within such time, and in accordance with such rules and procedures as are prescribed by the Administrative Committee.

4.4	Nondiscrimination Test for Deferrals (“ADP Test”)

The Plan is intended to satisfy the alternative method of meeting the nondiscrimination requirements of Code Section 401(k)(12)(C), based on guaranteed contributions made by the Employer pursuant to Section 5.1(c). With respect to Eligible Employees who have not become Participants for purposes of receiving guaranteed contributions (pursuant to Section 3.1(b)), for each Plan Year the Plan must meet one of the average deferral percentage (hereinafter “ADP”) tests described below to satisfy this nondiscrimination requirement. For purposes of this ADP Test, Eligible Employees who have become Participants for purposes of receiving guaranteed contributions (pursuant to Section 3.1(b)) shall not be considered.

(a)	The ADP for such Plan Year for the group of Eligible Employees who are Highly Compensated Employees does not exceed the ADP for such Plan Year for all other Eligible Employees multiplied by 1.25; or

(b)	The ADP for such Plan Year for the group of Eligible Employees who are Highly Compensated Employees (i) is not more than two percentage points higher than the ADP for such Plan Year for all other Eligible Employees and (ii) does not exceed the ADP for such Plan Year for all other Eligible Employees multiplied by two.

The ADP for a Plan Year for a specified group of Eligible Employees shall be the average of the ratios (calculated separately for each Employee in the group to the nearest one–hundredth of one percent of the Employee’s Section 415 Compensation) of (1) the sum of the Employee’s pre–tax contributions, if any, for such Plan Year (such pre–tax contributions are sometimes referred to herein as “ADP Contributions”) to (2) the Employee’s Section 415 Compensation for such Plan Year, or while an Eligible Employee during such Plan Year (as determined by the Administrative Committee), determined in accordance with Code Section

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401(k) and regulations pursuant thereto, provided that for purposes of the ADP Tests, the definition of “Section 415 Compensation” may be modified by the Administrative Committee to mean any definition of “compensation” that complies with Code Section 414(s). In calculating the deferral percentage for an Eligible Employee for a Plan Year, such Employee’s ADP Contributions shall include any excess deferrals made by such Employee for such Plan Year, except for excess deferrals that arise solely from pre–tax contributions by Employees who are not Highly Compensated Employees under plans maintained by the Affiliates.

If for any Plan Year a Highly Compensated Employee is also eligible to participate in another plan offering ADP Contributions maintained by any Affiliate, the ADP of such Highly Compensated Employee shall be determined by aggregating all such contributions made on behalf of such Highly Compensated Employee.

Further, for purposes of the foregoing tests, all ADP Contributions made to the Plan and any other plan that is aggregated with this Plan for purposes of satisfying the coverage requirements of Code Section 410(b) (except the average benefits percentage test) shall be treated as made to a single plan. In addition, ADP Contributions made to this Plan may be permissively aggregated with ADP Contributions made to another plan, so long as the aggregated plans (1) satisfy the requirements of Code Sections 401(a)(4) and 410(b) as if they were a single plan, (2) have the same Plan Year, and (3) use the same ADP testing method.

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ARTICLE 5: PLAN CONTRIBUTIONS

5.1	Participant and Employer Contributions

(a)	Participant Payroll Deduction Contributions

Plan fiduciaries shall satisfy applicable ERISA requirements if the Participants’ payroll deduction contributions for each payroll period are paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets, but not later than the 15th business day of the month following the month in which such contributions are withheld from the Participants’ Earnings or Bonus, as applicable.

(b)	Employer Matching Contributions

The Employer shall make an Employer matching contribution for each payroll period on behalf of each eligible Participant in an amount equal to:

(1)	66.67% multiplied by

(2)	such Participant’s combined pre-tax and after–tax contributions (excluding catch-up contributions, contributions from Bonuses and contributions from sick leave cash-outs under Section 4.1(c)) up to 6% of Earnings during such payroll period not in excess of the limits contained in Sections 4.1(b) (Maximum Dollar Contributions) and 5.4 (Nondiscrimination Test for After-Tax Contributions). The Employer matching contribution shall be credited to the eligible Participant’s Employer Matching Contribution Account.

The Employer shall pay the Employer matching contributions for each payroll period to the Trustee by the due date (including extensions) of the Employer’s federal income tax return.

(c)	Guaranteed Contributions

For each payroll period, the Employer shall make a guaranteed contribution on behalf of each Participant who was an Eligible Employee on any day during that payroll period (and who was a Participant pursuant to Section 3.1(b) for such purposes at any time during that payroll period) equal to 3% of such Participant’s Compensation during that payroll period. The Employer’s guaranteed contribution on behalf of a Participant for a payroll period shall be allocated to such Participant’s Guaranteed Contribution Account.

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The Employer shall pay the Employer guaranteed contributions for a payroll period to the Trustee by the due date (including extensions) of the Employer’s federal income tax return.

(d)	Profit Sharing Contributions

For any Plan Year in which the Company has “net profits” (as determined below), it may make a profit sharing contribution on behalf of eligible Participants. The Employer’s profit sharing contribution for a Plan Year may not exceed the lesser of (1) 9% of the Participants’ Compensation for the Plan Year, and (2) the Company’s net profit (as determined below) for such year. The Board shall determine each year whether a profit sharing contribution will be made and the amount of any such contribution.

(1)	Eligible Participant

A Participant will be eligible to share in the Employer profit sharing contribution for a Plan Year if he or she was a Participant (pursuant to Section 3.1(b)) for such purposes at any time during such Plan Year and he or she:

(i)	completed at least 1,000 Hours of Service during such Plan Year and was actively employed by an Employer on the last day of such Plan Year;

(ii)	transferred during such Plan Year from the employ of the Employer to the employ of an Affiliate that has not elected to adopt the Plan, completed at least 1,000 Hours of Service and was actively employed by the Affiliate on the last day of the Plan Year;

(iii)	retired during such Plan Year on or after the Participant’s Early or Normal Retirement Date;

(iv)	died during such Plan Year; or

(v)	incurred a Disability during such Plan Year.

(2)	Definition of “Net Profits”

Net profits shall be computed on the basis of the consolidated operations of the Company and shall include all Employers that are, directly or indirectly, at least 20% owned by the Company during the Plan Year. The determination of net profits shall be made before any deduction for contributions to (or other expenses

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related to) the Plan, the SAFECO Employees’ Cash Balance Plan or the SAFECO Deferred Compensation Plan for Executives and also before any deduction of federal, state or foreign taxes on income for the Plan Year.

The amount of net profits for the Plan Year shall be determined in accordance with United States generally accepted accounting principles for the purposes of reporting the Company’s earnings to its shareholders. Income from corporations not controlled by the Company through direct or indirect ownership of at least 20% of all voting rights shall be included only to the extent of dividends actually received by the Company from those corporations.

Notwithstanding the foregoing, in no event shall the Employer make a contribution for any Plan Year that, in the determination of the Board at the time the contribution is made, is greater than the maximum amount currently deductible from income under the applicable provisions of the Code.

The Employer profit sharing contribution for a Plan Year shall be allocated among the Profit Sharing Contribution Accounts of Participants eligible therefor in the same ratio that each such Participant’s Compensation during such Plan Year bears to the total Compensation during such Plan Year of all eligible Participants.

(e)	Participant Rollovers

An Eligible Employee may request in writing on forms required by and filed with the Administrative Committee that the Administrative Committee accept a rollover amount that was distributed from another qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions, or a conduit Individual Retirement Account (IRA). The Administrative Committee may accept the rollover amount subject to the following terms and conditions:

(1)	The amount must be a direct rollover or must be deposited with the Trustee within 60 days after the Participant’s receipt of the distribution from another qualified plan or conduit IRA;

(2)	The Administrative Committee must determine that such amount is a valid rollover contribution. The Eligible Employee shall provide the Administrative Committee with such information as the Administrative Committee deems necessary for it to make this determination; and

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(3)	A rollover of any type of property other than cash will not be accepted.

A rollover amount shall be allocated to a Participant’s Rollover Account. The Rollover Account shall be a fully vested account subject to the same terms of the Plan as other amounts in a Pre–tax Contribution Account, except that the entire Rollover Account including earnings may be withdrawn pursuant to Section 9.1.

No Eligible Employee has any right to have a rollover amount transferred to the Trust, and the Administrative Committee may, in its sole and absolute discretion, approve or deny such a request for any reason that it deems sufficient.

(f)	Time of Contribution

In no event shall contributions for any Plan Year be made later than the time prescribed by law (i) for the deduction of such contributions for purposes of federal income tax, as determined by the applicable provisions of the Code, or (ii) for making such contributions under a cash or deferred arrangements (within the meaning of Code Section 401(k)).

5.2	Contribution of Stock

The Company may require the Employers to pay all or any portion of the Employer guaranteed and profit sharing contributions to the Trustee in Company Stock, rather than in cash, in which case the amount of Company Stock to be contributed will be determined by dividing the value of the Employer guaranteed and profit sharing contributions to be made in shares of Company Stock by the closing price of the Company Stock on the Nasdaq for the last trading date immediately preceding the date such shares are contributed to the Plan.

5.3	Nondiscrimination Test for Employer Matching Contributions (“ACP Test”)

The Plan is intended to satisfy the alternative method of meeting the nondiscrimination requirements of Code Section 401(m)(11) with respect to Employer matching contributions, based on guaranteed contributions made by the Employer pursuant to Section 5.1(c). Notwithstanding the foregoing, the Administrative Committee may, in its sole and absolute discretion, aggregate Employer matching contributions with Participant after-tax contributions for purposes of the ACP Test pursuant to Section 5.4.

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5.4	Nondiscrimination Test for After-Tax Contributions (ACP Test)

For each Plan Year the Plan must meet one of the average contribution percentage (hereinafter “ACP”) tests described below to satisfy this nondiscrimination requirement.

(a)	The ACP for such Plan Year for the group of Eligible Employees who are Highly Compensated Employees does not exceed the ACP for such Plan Year for all other Eligible Employees multiplied by 1.25; or

(b)	The ACP for such Plan Year for the group of Eligible Employees who are Highly Compensated Employees (i) is not more than two percentage points higher than the ACP for such Plan Year for all other Eligible Employees and (ii) does not exceed the ACP for such Plan Year for all other Eligible Employees multiplied by two.

The ACP for a Plan Year for a specified group of Eligible Employees shall be the average of the ratios (calculated separately for each Employee in the group to the nearest one-hundredth of one percent of the Employee’s Section 415 Compensation) of (1) the sum of (i) the Employee’s after-tax contributions, if any, for such Plan Year and (ii) any matching contributions taken into account for such Plan Year pursuant to Section 5.3 (such after-tax contribution and matching contributions are sometimes collectively referred to herein as “ACP Contributions”) to (2) the Employee’s Section 415 Compensation for such Plan Year, or while an Eligible Employee during such Plan Year (as determined by the Administrative Committee), determined in accordance with Code Section 401(m) and regulations pursuant thereto, provided that for purposes of the ACP Tests, the definition of “Section 415 Compensation” may be modified by the Administrative Committee to mean any definition of “compensation” that complies with Code Section 414(s).

If for any Plan Year a Highly Compensated Employee is also eligible to participate in another plan offering ACP Contributions maintained by any Affiliate, the ACP of such Highly Compensated Employee shall be determined by aggregating all such contributions made on behalf of such Highly Compensated Employee.

Further, for purposes of the foregoing tests, all ACP Contributions made to the Plan and any other plan that is aggregated with the Plan for purposes of satisfying the coverage requirements of Code Section 410(b) (except the average benefits percentage test) shall be treated as made to a single plan. In addition, ACP Contributions made to the Plan may be permissively aggregated with ACP Contributions made to another plan, so long as the aggregated plans satisfy the requirements of Code Sections 401(a)(4) and 410(b) as if they were a single plan.

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In the event the Plan is restructured for purposes of meeting the coverage requirements of Code Section 410(b), each restructured group shall be considered a separate plan for purposes of ACP testing and shall be separately tested.

If the Administrative Committee elects, pursuant to Section 5.3, to aggregate Employer matching contributions with after-tax contributions for purposes of the ACP Test, then the foregoing provisions of this Section 5.4 shall be interpreted to include matching contributions.

5.5	Corrective Procedures to Satisfy Discrimination Tests

(a)	Reduction of Contributions

If at any time during a Plan Year the Administrative Committee determines on a projected basis that it is necessary to reduce the Participant pre-tax contributions or after-tax contributions to satisfy the dollar limit on annual deferrals, the ADP nondiscrimination test, or the ACP nondiscrimination test, it shall have the authority to do so in such amounts and for such periods of time as it deems necessary under the circumstances.

(b)	Contributions in Excess of Dollar Limitation

An excess deferral exists for a Participant if pre-tax contributions under the Plan, together with any other plans subject to the deferral limit in Code Section 402(g), exceed such dollar limitation for any calendar year.

In the event an excess deferral exists in plans maintained by the Company (and Affiliates, if applicable), such excess deferral, adjusted for Allocable Income, shall be distributed no later than April 15 following the calendar year in which the excess deferral occurred.

In the event an excess deferral exists in plans maintained by the Company and any unrelated employers, and a Participant submits a written request for a return of excess deferrals by March 1 following the calendar year in which an excess deferral occurs, the Administrative Committee shall distribute such excess deferral, adjusted for Allocable Income, no later than April 15 following the calendar year in which the excess deferral occurred. Such written request shall contain such information as the Administrative Committee may require.

(c)	ADP Excess Contributions

ADP excess contributions exist with respect to a Plan Year if contributions under the Plan on behalf of Highly Compensated Employees fail to meet

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the ADP Test described in Section 4.4 for such Plan Year. The Administrative Committee shall determine the amount of the excess contributions for a Plan Year in accordance with paragraph (1) below and will then allocate the excess contributions to Highly Compensated Employees on the basis of the dollar amount of their pre–tax contributions for the Plan Year in accordance with paragraph (2) below. Such excess contributions shall be distributed to affected Highly Compensated Employees (to the extent they have not been distributed previously), together with Allocable Income thereon, within 12 months after the end of the Plan Year in which the excess contributions occurred; provided, however, that the amount of excess contributions to be distributed to any Highly Compensated Employee with respect to any Plan Year shall be reduced by the amount of excess deferrals previously distributed to such Employee with respect to such Plan Year.

(1)	Determination of Total Excess Contributions

The deferral percentage of the Highly Compensated Employee with the highest deferral percentage will be reduced to the extent necessary to (i) enable the Plan to satisfy Section 4.4, or (ii) cause such Employee’s deferral percentage to equal the deferral percentage of the Highly Compensated Employee with the next highest deferral percentage. This procedure shall be repeated until the Plan satisfies Section 4.4. The total excess contributions for the Plan Year shall equal the sum of the dollar amounts attributable to the various percentage reductions for the Highly Compensated Employees.

(2)	Allocation of Total Excess Contributions

The total excess contributions for a Plan Year shall be allocated among the Highly Compensated Employees according to the dollar amount of their pre-tax contributions for such Plan Year. Excess contributions shall be allocated first to the Highly Compensated Employee with the highest amount of pre-tax contributions for the Plan Year. Excess contributions shall be allocated to that Highly Compensated Employee until the dollar amount of that individual’s pre-tax contributions has been reduced to equal that of the Highly Compensated Employee with the next highest dollar amount. This process shall be repeated until the total dollar amount of excess contributions has been allocated.

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(d)	ACP Excess Aggregate Contributions

ACP excess aggregate contributions exist with respect to a Plan Year if contributions under the Plan on behalf of Highly Compensated Employees fail to meet the ACP Test described in Section 5.4 for such Plan Year. The Administrative Committee shall determine the amount of the excess aggregate contributions for a Plan Year in accordance with paragraph (1) below and then allocate the excess aggregate contributions to Highly Compensated Employees on the basis of the dollar amount of their after-tax contributions and matching contributions (if taken into account under Section 5.4) for the Plan Year in accordance with paragraph (2) below. Such excess aggregate contributions shall be distributed to affected Highly Compensated Employees (to the extent the affected Highly Compensated Employees are vested in them and they have not been distributed previously) or forfeited by affected Highly Compensated Employees (to the extent the affected Highly Compensated Employees are not vested in them and they have not been forfeited previously), together with Allocable Income thereon, within 12 months after the end of the Plan Year in which the excess aggregate contributions occurred. Distributions and forfeitures of the excess aggregate contributions allocable to a Highly Compensated Employee shall first be made from the Highly Compensated Employee’s unmatched after-tax contributions, then from the Highly Compensated Employee’s matched after-tax contributions and the related matching contributions and lastly from matching contributions on the Highly Compensated Employee’s pre-tax contributions. If matching contributions are not taken into account under Section 5.4, then any matching contributions related to returned after-tax contributions shall be forfeited (even if otherwise vested). Matching contributions shall be deemed to be attributable to pre-tax contributions to the maximum extent possible under Section 5.1(b) prior to being attributed to after-tax contributions. The Administrative Committee shall determine ACP excess aggregate contributions after determining excess deferrals.

(1)	Determination of Total Excess Aggregate Contributions

The contribution percentage of the Highly Compensated Employee with the highest contribution percentage will be reduced to the extent necessary to (i) enable the Plan to satisfy Section 5.4, or (ii) cause such Employee’s contribution percentage to equal the contribution percentage of the Highly Compensated Employee with the next highest contribution percentage. This procedure shall be repeated until the Plan satisfies Section 5.4. The total excess aggregate contributions for the Plan Year shall equal the sum of the dollar amounts attributable to the various percentage reductions for the Highly Compensated Employees.

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(2)	Allocation of Total Excess Aggregate Contributions

The total excess aggregate contributions for a Plan Year shall be allocated among the Highly Compensated Employees according to the dollar amount of their after-tax contributions and matching contributions (if taken into account under Section 5.4) for such Plan Year. Excess aggregate contributions shall be allocated first to the Highly Compensated Employee with the highest amount of after-tax contributions and matching contributions (if taken into account under Section 5.4) for the Plan Year. Excess aggregate contributions shall be allocated to that Highly Compensated Employee until the dollar amount of that individual’s after-tax contributions and matching contributions (if taken into account under Section 5.4) has been reduced to equal that of the Highly Compensated Employee with the next highest dollar amount. This process shall be repeated until the total dollar amount of excess aggregate contributions has been allocated.

5.6	Return of Contributions

(a)	Nondeductible Contributions

Notwithstanding anything herein to the contrary, all contributions by the Employer to the Trust Fund are conditioned on the deductibility of such contributions under the Code. To the extent that any such deduction is disallowed, the Employer may within one year following a final determination of the disallowance, demand repayment of such disallowed contribution and the Trustee shall return such contribution less any losses attributable thereto to the Employer.

(b)	Mistake of Fact

If the amount of contribution made to the Plan by an Employer for any Plan Year is in excess of the amount required under Section 5.1, and such excess payment is due to mistake of fact, the Employer shall have the right to recover such excess contribution within one year after the date the contribution is made to the Trustee. The return of a contribution shall be permitted hereunder only if the amount so returned (i) is the excess of the amount actually contributed over the amount that would have otherwise been contributed, (ii) does not include the earnings attributable to such contribution, and (iii) is reduced by any losses attributable to such contribution.

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5.7	Recharacterization of Excess Pre-Tax Contributions

Pre-tax contributions made to the Plan that exceed the limitations of Section 4.1(b) (dollar limitation) at the election of the Employee at commencement of participation shall be recharacterized as after-tax contributions.

Income related to a recharacterized excess shall not be treated as an amount recharacterized, but shall remain attributed to the applicable Pre-tax Contribution Account.

An amount recharacterized shall be treated as an Employer contribution for purposes of Sections 9 and 10. Amounts recharacterized will be treated as pre-tax contributions for purposes of withdrawals under Sections 8.1 and 8.2.

5.8	Allocation of Forfeitures

Any amounts forfeited by a Participant from the Participant’s Employer Matching Contribution Account or Profit Sharing Contribution Account pursuant to Section 7 shall be used first to restore Accounts pursuant to Section 7.2, and then shall be used to reduce subsequent Employer matching and/or Employer profit sharing contributions.

5.9	Maximum Annual Additions to Accounts

For purposes of this Section 5.9, the Company and any Affiliate shall be considered a single employer, to the extent required by the Code.

(a)	Primary Rule

Except to the extent permitted under Section 4.1(c) and Code Section 414(v), notwithstanding any other Plan provision to the contrary, the Annual Additions to a Participant’s Accounts in the Plan and any other defined contribution plan maintained by the Company or any Affiliate shall not exceed the lesser of (i) 100% of the Participant’s Section 415 Compensation, or (ii) $40,000.

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(b)	Annual Additions Defined

For purposes of this Section 5.9, the term “Annual Additions” for any Participant in any Plan Year means the sum of:

(1)	the amount of Employer contributions and Participant pre-tax and after-tax contributions (other than catch-up contributions made pursuant to Section 4.1(c)) allocated to the Participant’s Accounts;

(2)	forfeitures allocated to the Participant’s Accounts; and

(3)	with respect only to the $40,000 limitation, amounts attributable to retiree medical benefits on behalf of a Key Employee in a separate account in a welfare fund subject to Code Section 419A.

(c)	Cost-of-Living Adjustment

The $40,000 limit prescribed above shall be automatically adjusted for cost-of-living increases, to the maximum permissible dollar limitation determined by the Commissioner of Internal Revenue. The dollar amount applicable in computing the maximum contribution for any Participant shall be the dollar amount in effect for the calendar year in which the contribution is made.

(d)	Remedy

If for any Plan Year the Annual Additions exceed the foregoing limitations because of a reasonable error in estimating a Participant’s annual Section 415 Compensation or a reasonable error in determining the amount of a Participant’s pre-tax and after-tax contributions permitted under Code Section 415, or if under other facts and circumstances as are found by the Internal Revenue Service to justify the availability of the remedy set forth in this Section 5.9(d), then the Plan Administrator shall eliminate the excess in the following manner:

First – The Participant’s unmatched after-tax contributions for the limitation year, together with any income attributable to such contributions, will be repaid to the Participant to the extent necessary to eliminate the excess. Any amounts returned will be disregarded for purposes of the ACP Test.

Second – If, after the application of the immediately preceding paragraph, an excess still exists, then the Participant’s unmatched pre-tax contributions for the limitation year, together with any income attributable to such contributions, will be repaid to the Participant to the extent necessary to eliminate the excess. Any amounts returned will be disregarded for purposes of the ADP Test.

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Third – If, after the application of the immediately preceding paragraph, an excess still exists, then the Participant’s matched after-tax contributions for the limitation year, together with any income attributable to such contributions, will be repaid to the Participant (and any related Employer matching contribution will be forfeited) to the extent necessary to eliminate the excess. Any amounts returned (and any related forfeited Employer matching contributions) will be disregarded for purposes of the ACP Test.

Fourth – If, after the application of the immediately preceding paragraph, an excess still exists, then the Participant’s matched pre-tax contributions for the limitation year, together with any income attributable to such contributions, will be repaid to the Participant (and any related Employer matching contribution will be forfeited) to the extent necessary to eliminate the excess. Any amounts returned (and any related forfeited Employer matching contributions) will be disregarded for purposes of the ADP Test.

Fifth – If, after the application of the immediately preceding paragraph, an excess still exists, then Employer profit sharing contributions, together with any income attributable to such contributions, will be held in a suspense account and treated as described below to the extent necessary to eliminate the excess.

Sixth – If, after the application of the immediately preceding paragraph, an excess still exists, then Employer guaranteed contributions, together with any income attributable to such contributions, will be held in a suspense account and treated as described below to the extent necessary to eliminate the excess.

Any suspense account shall be credited with investment earnings and losses as of each Valuation Date in the same manner as Participant Accounts pursuant to Section 6.9. Such suspense account is for accounting purposes only and shall remain in the Trust Fund to be reallocated as provided below. Contents of the suspense account shall be allocated to the affected Participant’s Account in subsequent years when that can be done without exceeding the limitations of this Section 5.9. So long as any amount remains in the suspense account, the Company shall not contribute to the Plan any amount that would cause an additional allocation to the suspense account. In the event the Participant ceases to be a Participant when any amount remains in a suspense account, such amount shall be reallocated to active Participants as of the end of the Plan

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Year following the calendar year in which the Participant ceases to be a Participant. In the event the Plan terminates before any amount remaining in the suspense account has been fully allocated to Participant Accounts, the balance of the suspense account shall be distributed to the Company.

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ARTICLE 6: ACCOUNT ADMINISTRATION

6.1	Types of Accounts

All contributions shall be made to the Trust, which will have the following types of Accounts for each Participant:

(a)	Pre-tax Contribution Account

(b)	After-tax Contribution Account

(c)	Employer Matching Contribution Account

(d)	Guaranteed Contribution Account

(e)	Profit Sharing Contribution Account

(f)	Rollover Account

(g)	Dividend Account

6.2	Investment

(a)	Investment Options

(1)	The Trust shall be divided into such investment subfunds as the Investment Committee, in its sole discretion, may determine. Any subfund may hold for investment any assets permitted by the terms of the Trust agreement, including, without limitation, cash or other types of short-term investments. The Investment Committee may add, eliminate, or modify the available subfunds at any time and for any reason and may limit the availability of specific investment subfunds to amounts held in specific Accounts.

(2)	Subject to Section 6.2(d), one investment fund shall be the Safeco Stock Ownership Fund, which is intended to constitute an employee stock ownership plan, within the meaning of Code Section 4975(e)(7). The Safeco Stock Ownership Fund shall be invested primarily (or exclusively) in Company Stock in accordance with the directions of the Investment Committee. The Investment Committee may direct the Trustee to invest up to 100% of the Safeco Stock Ownership Fund in Company Stock. To the extent directed by the Investment Committee, the Trustee may also invest the Safeco Stock Ownership Fund in such other prudent investments (or hold such assets temporarily in cash) as the Investment Committee deems appropriate.

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(b)	Investment of Participant Accounts

Subject to Section 6.2(d), each Participant shall direct the investment of the Participant’s Accounts among the available investment subfunds. An investment request shall remain effective with regard to all subsequent amounts credited to a Participant’s Accounts, until changed in accordance with the provisions of this Section 6.2. The Plan is intended to constitute a plan described in Section 404(c) of ERISA with respect to Participant Accounts.

(1)	When Participation Commences

When participation commences, a Participant shall allocate future contributions to the Participant’s Accounts among the available investment subfunds in any whole percentage increments in accordance with and subject to such rules and procedures as the Administrative Committee shall establish. If a Participant fails to direct the investment of any portion of the future contributions to the Participant’s Pre-Tax Contribution, After-Tax Contribution, Employer Matching Contribution or Rollover Contribution Account, then the Participant will be deemed to have directed that such contributions be invested in a money market (or equivalent) fund. If a Participant fails to direct the investment of any portion of the future contributions to the Participant’s Guaranteed Contribution or Profit Sharing Contribution Account, then the Participant will be deemed to have directed that such contributions be invested 90% in the Safeco Balanced Portfolio and 10% in the Safeco Stock Ownership Fund.

(2)	Changing Future Contributions

A Participant may change the Participant’s investment election with respect to future contributions to the Participant’s Accounts in accordance with and subject to such rules and procedures as the Administrative Committee shall establish. Any such change shall be effective as soon as administratively feasible after the Administrative Committee receives the Participant’s proper change election. Future contributions must be allocated among the investment subfunds in whole percentage increments.

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(3)	Changing Existing Account Balances

A Participant may reallocate the existing balances in the Participant’s Accounts among the investment subfunds then available for such purposes in accordance with and subject to such rules and procedures as the Administrative Committee shall establish. Existing balances in a Participant’s Accounts may be reallocated among the various investment subfunds so that (i) the amount invested in each particular subfund as of the Valuation Date on which the reallocation occurs represents any whole percentage of the total value of the Participant’s Accounts as of that Valuation Date or (ii) a percentage of the amount invested in a particular subfund is transferred to another subfund. Assets shall be moved among investment subfunds to effect this reallocation as soon as administratively feasible after the Administrative Committee receives the Participant’s proper reallocation election.

Notwithstanding the foregoing, if a Participant elects to transfer all or a portion of the Participant’s interest in the Safeco Stock Ownership Fund to another investment subfund after the ex-dividend date for a Dividend, but before the payment date for such Dividend, then the portion of the Dividend paid with respect to the transferred interest shall be reinvested in the Safeco Stock Ownership Fund or distributed in accordance with the Participant’s prior election under Section 6.6(a)(2), as applicable.

(d)	Restrictions on Investment in Certain Investment Funds

Notwithstanding the foregoing:

(1)	New contributions may not be allocated to the LNC Common Stock Fund, which is invested in common stock of Lincoln National Corporation, and existing balances may not be moved into the LNC Common Stock Fund. Amounts currently invested in the LNC Common Stock Fund may be moved to other investment subfunds; and

(2)	Participants may not invest any portion of the existing balances in their Pre-Tax Contribution, After-Tax Contribution, Employer Matching Contribution or Rollover Contribution Accounts, or any of the future contributions to such Accounts, in the Safeco Stock Ownership Fund or Safeco Balanced Portfolio.

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6.3	Minimum Diversification Requirements

(a)	In General

This Section 6.3 sets forth the minimum diversification requirements that apply to investments in the Safeco Stock Ownership Fund. The Investment Committee, in its sole discretion, may provide for additional diversification opportunities.

(b)	Diversification

A Participant who has attained age 55 and completed at least ten Years of Participation may elect to “diversify” a part of that portion of the balance in the Participant’s Accounts that is invested in the Safeco Stock Ownership Fund in accordance with such rules as the Investment Committee shall establish. The rules established by the Investment Committee shall, at a minimum, permit a qualifying Participant to diversify such portion of the Participant’s Accounts in accordance with the following provisions:

(1)	Such Participant shall be permitted to elect to diversify such portion of the Participant’s Accounts during the 90-day period immediately following the close of each Plan Year during the election period. For purposes of this Section 6.3, “election period” means the period of six consecutive Plan Years beginning with the Plan Year immediately following the Plan Year in which the Participant attains age 55 or completes ten Years of Participation, whichever occurs later.

(2)	For each of the first five Plan Years in the election period, such Participant shall be permitted to diversify not less than 25% of the portion of the balance in the Participant’s Accounts invested in the Safeco Stock Ownership Fund (less any amounts that such Participant diversified previously under this Section 6.3(b)). For the sixth Plan Year in the election period, such Participant shall be allowed to diversify 50% of the portion of the balance in the Participant’s Accounts invested in the Safeco Stock Ownership Fund (less any amounts that such Participant diversified previously under this Section 6.3(b)). Notwithstanding the foregoing, no “diversification” election need be permitted if the fair market value of the portion of the Participant’s Accounts invested in the Safeco Stock Ownership Fund (as of the last day of the first Plan Year in the election period) is $500 or less, unless and until the fair market value of such portion of the Participant’s Accounts, as of the last day of a subsequent Plan Year in the election period, exceeds such amount.

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(c)	“Diversification” shall be accomplished by allowing the Participant to direct the investment of such amounts among at least three of the other investment subfunds available under the Plan, in accordance with and subject to such rules as the Administrative Committee shall establish.

(d)	Any transfer under this Section 6.3 shall occur no later than 90 days after the end of the 90-day period during which the Participant made the Participant’s diversification election.

6.4	Establishment of Rules and Procedures

The Administrative Committee shall prescribe uniform and nondiscriminatory rules and procedures for making elections under Sections 6.2 and 6.3, including, without limitation, the deadlines for making such elections, the frequency with which such elections may be made, and the date as of which such elections shall take effect. The Administrative Committee shall provide such forms as may be necessary or appropriate to implement the investment elections described in Sections 6.2 and 6.3. Elections shall remain in effect until a new election is timely and properly received by the Administrative Committee.

6.5	Investment Manager

The Investment Committee has the power to appoint, remove or change from time to time an Investment Manager to direct the investment of all or a portion of the Trust Fund held by a Trustee. For purposes of this Article 6, “Investment Manager” shall mean any fiduciary (other than a Trustee) who:

(a)	has the power to manage, acquire, or dispose of any asset of the Plan;

(b)	is (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) a bank, or (3) an insurance company qualified under the laws of more than one state to perform the services described in subparagraph (a); and

(c)	has acknowledged in writing that he, she or it is a fiduciary with respect to the Plan.

In the event the Investment Committee appoints any Investment Manager, the Trustee shall not be liable for the acts or omissions of the Investment Manager or have any responsibility to invest or otherwise manage any portion of the Trust Fund subject to the management and control of the Investment Manager.

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6.6	Dividends

(a)	Allocation of Dividends

(1)	Subject to Section 6.6(e), all Dividends paid with respect to Company Stock deemed to be allocated to the Participant’s Guaranteed Contribution, Profit Sharing Contribution and Dividend Accounts by virtue of such Accounts’ investment in the Safeco Stock Ownership Fund shall initially be allocated to the Participant’s Dividend Account.

(2)	A Participant may elect that all of the Dividends paid with respect to Company Stock deemed to be allocated to the Participant’s Guaranteed Contribution, Profit Sharing Contribution and Dividend Accounts by virtue of such Accounts’ investment in the Safeco Stock Ownership Fund be handled under either (1) or (2) below:

(i)	Dividends may be paid to the Trustee and reinvested in the Safeco Stock Ownership Fund; or

(ii)	Dividends may be paid to the Trustee and distributed to the Participant. In general, Dividends will be distributed on a quarterly basis, but no later than 90 after the close of the Plan Year in which the Dividends are paid to the Trustee.

(b)	Participant Elections

All Participant elections under Section 6.6(a)(2) must be made in accordance with and subject to the rules and procedures as the Administrative Committee shall establish. To be effective for a Dividend, an election with respect to such Dividend must be made by a Participant prior to the date such Dividend is paid to the Plan. An election made by a Participant (including a deemed election described in Section 6.6(c)) will generally remain in effect for all Dividends paid, until changed by the Participant in accordance with and subject to such rules and procedures as the Administrative Committee shall establish.

(c)	Deemed Elections

(1)	General

In general, a Participant shall be deemed to elect automatic reinvestment under Section 6.6(a)(2)(i), absent a timely election to the contrary in accordance with and subject to such rules and procedures as the Administrative Committee shall establish.

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(2)	Exception for Withdrawals

Notwithstanding the foregoing, a Participant will be deemed to have elected Dividend distribution under Section 6.6(a)(2)(ii) for the applicable Dividend if the Participant requests a withdrawal under Section 8.1 from the portion of the Participant’s Guaranteed Contribution, Profit Sharing Contribution or Dividend Account that is invested in the Safeco Stock Ownership Fund, which withdrawal is approved between the ex-dividend date for such Dividend and the payment date for such Dividend.

For subsequent Dividends, this deemed election will lapse, and the Participant’s prior election under Section 6.6(b) will be restored. If the Participant made no prior election, then a deemed election described in Section 6.6(c)(1) will apply.

(d)	Determination of Non-Deductibility

Distribution of Dividends under Section 6.6(a)(2)(ii) will not be made if the Administrative Committee determines that the distributed Dividends will not be deductible for federal income tax purposes by the Company under the provisions of the Code, including, without limitation, Code Section 404(k) or any successor provision.

(e)	Direct Payment of Dividends

The Company may, in its sole discretion, distribute Dividends directly to Participants in accordance with Section 6.6(a)(2)(ii), rather than paying them to the Trustee for distribution to Participants.

6.7	Voting Company Stock

(a)	Voting

Each Participant (or Beneficiary, as applicable) shall have the right, with respect to the shares of Company Stock deemed to be allocated to the Participant’s Guaranteed Contribution, Profit Sharing Contribution and Dividend Accounts by virtue of such Accounts’ investment in the Safeco Stock Ownership Fund, to direct the Trustee as to the manner in which to vote such Company Stock in any matter put to a shareholder vote. Upon receipt of timely and proper directions from a Participant (or Beneficiary), the Trustee shall vote such shares of Company Stock accordance

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therewith. The Trustee shall vote any allocated shares of Company Stock with respect to which the Trustee does not receive timely and proper direction and any shares of Company Stock that are not deemed to be allocated to Participant Guaranteed Contribution, Profit Sharing Contribution or Dividend Accounts in the same proportion on each matter as it votes the allocated shares for which it has received timely and proper direction on such matter.

(b)	Tender Offer

Each Participant (or Beneficiary, if applicable) shall have the right, with respect to the shares of Company Stock deemed to be allocated to the Participant’s Guaranteed Contribution, Profit Sharing Contribution and Dividend Accounts by virtue of such Accounts’ investment in the Safeco Stock Ownership Fund, to direct the Trustee as to whether to tender such shares in any tender (or other purchase or exchange) offer made with respect to such shares. Upon receipt of timely and proper directions from a Participant (or Beneficiary), the Trustee will tender or not tender such shares of Company Stock in accordance therewith. The Trustee will not tender any shares of Company Stock held in the Safeco Stock Ownership Fund with respect to which the Trustee does not receive timely and proper directions from the Participant (or Beneficiary) to whose Guaranteed Contribution, Profit Sharing Contribution or Dividend Account such shares are deemed to be allocated. The Trustee will tender or not tender any shares of Company Stock held in the Safeco Stock Ownership Fund that are not deemed to be allocated to Participant Guaranteed Contribution, Profit Sharing Contribution or Dividend Accounts in the same proportion as it tenders or does not tender, as applicable, the allocated shares for which it has received timely and proper direction.

(c)	Participants as Named Fiduciaries

Each Participant shall be a “named fiduciary,” as defined in ERISA Section 402(a), with respect to the shares of Company Stock deemed to be allocated to his or her Guaranteed Contribution and Profit Sharing Contribution Accounts by virtue of such Accounts’ investment in the Safeco Stock Ownership Fund and to a proportionate number of any shares of Common Stock held in the Safeco Stock Ownership Fund that are not deemed to be allocated to any Participant’s Account.

(d)	Determination of Shares Allocated to Participant Accounts

For purposes of this Section 6.7, the number of shares deemed to be allocated to a Participant’s Guaranteed Contribution, Profit Sharing Contribution and Dividend Accounts by virtue of such Accounts’

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investment in the Safeco Stock Ownership Fund shall be determined by multiplying (1) the number of shares of Company Stock held in the Safeco Stock Ownership Fund on the record date for such vote or other action by (2) a fraction, the numerator of which is the value of the Participant’s interest in the Safeco Stock Ownership Fund on such date and the denominator of which is the total value of the Safeco Stock Ownership Fund on such date.

(e)	Distribution of Information

On any matter in which a Participant (or Beneficiary) is entitled to direct the Trustee under Section 6.7(a) or (b), the Trustee will solicit such directions by distributing to each Participant and Beneficiary to whose Guaranteed Contribution, Profit Sharing Contribution or Dividend Account Company Stock has been deemed to be allocated, such information as shall be distributed to shareholders of Company Stock generally in connection with a shareholder vote or other shareholder action, together with such additional information as the Trustee deems appropriate for each Participant (or Beneficiary) to give proper directions to the Trustee. The directions received from any Participant will be held in confidence by the Trustee, and will not be individually divulged or released to the Employer, the Administrative Committee, the Investment Committee or any other person, except to the extent required by law or as may be unavoidable in complying with Section 6.7(a) or (b).

6.8	Valuation of the Trust Fund

The fair market value of the Trust Fund shall be determined as of each Valuation Date.

6.9	Allocation of Trust Fund Earnings and Losses to Participant Accounts

As of each Valuation Date, any increase or decrease in the fair market value (including interest, dividends, realized and unrealized gains and losses) of any subfund shall be allocated among the Participant Accounts on the basis of the interests in the particular subfund held in the Accounts as of the immediately preceding Valuation Date, adjusted for contributions, distributions and transfers made since the immediately preceding Valuation Date. For purposes of the preceding sentence, amounts forfeited from Participant Accounts pursuant to Section 7.2 shall share in Trust Fund earnings and losses until such time as they are applied pursuant to Section 5.8 or 7.2(a) to reduce Employer contributions or restore Participant Accounts, as applicable

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6.10	Account Statements

Each Participant shall be provided with a statement of the Participant’s Accounts under the Plan showing the Account values as of the last Valuation Date in each calendar quarter. If within 90 days after the statement is mailed the Participant makes no objection to the statement, it shall become binding and conclusive on the Participant and any Beneficiary.

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ARTICLE 7: VESTING

7.1	Vesting

(a)	Participant Pre-tax Contribution, After-tax Contribution, Guaranteed Contribution, Rollover and Dividend Accounts

Each Participant shall at all times have a 100% vested, nonforfeitable right to the Participant’s Pre-tax Contribution Account, After-tax Contribution Account, Guaranteed Contribution Account; Rollover Account and Dividend Account.

(b)	Employer Matching Contribution and Profit Sharing Contribution Accounts

(1)	General

Each Participant shall earn a vested, nonforfeitable right to the Participant’s Employer Matching Contribution Account and Profit Sharing Contribution Account in accordance with the following table, based on the Participant’s Years of Service:

Years of Service	Percent Vested
Less than 2	0%
2	25%
3	50%
4	75%
5 or more	100%

In addition, each Participant shall have a 100% vested, nonforfeitable right to the Participant’s Employer Matching Contribution Account and Profit Sharing Contribution Account on the date the Participant dies, becomes Disabled, or attains age 65, provided the Participant is an Employee on such date.

(2)	Former Employees of American States

Notwithstanding the foregoing, each Participant who (i) was an employee of American States Financial Corporation or its subsidiaries on December 31, 1998, (ii) is a terminated employee of American States Financial Corporation or its subsidiaries and at December 31, 1998 had a vested benefit under the American States Plan, or (iii) is eligible to have an Employer Matching Contribution benefit restored under the provisions of Section 7.2 of the Plan with respect to contributions made under the American

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States Plan on or before December 31, 1998, shall earn a vested, nonforfeitable right to the Participant’s Employer Matching Contribution Account in accordance with the following table, based on the Participant’s Years of Service:

Years of Service	Percent Vested
Less than 2	0
2	50%
3 or more	100%

In addition to the vesting provisions of Section 7.1(b)(1), such Participant shall have a 100% vested, nonforfeitable right to the Participant’s Employer Matching Contribution Account upon attainment of age 55, provided the Participant is an Employee on such date.

(3)	Vesting of Terminated Employees of SAFECO Properties

Notwithstanding the foregoing, a Participant (i) who, as of February 1, 1998, was employed by SAFECO Properties, Inc. in its home office located in Seattle, Washington, and (ii) whose employment with SAFECO Properties, Inc. is terminated by the Employer solely as a result of or in anticipation of the sale of substantially all of the assets or stock of SAFECO Properties, Inc. to a third party shall be 100% vested in the Participant’s Account balance at the time of the Participant’s termination.

(4)	Adjustment for Prior Distribution

In the event the Participant has received a prior distribution from the Participant’s Employer Matching Contribution Account or Profit Sharing Contribution Account, the vested portion of the relevant Account balance (including the amount that may yet be restored pursuant to Section 7.2) following the distribution shall be determined by application of the following formula:

X = P(AB+D) – D; where X equals the vested amount; P equals the Employee’s vested interest in the Employer Matching Contribution Account and Profit Sharing Contribution Account at the time of subsequent distribution; AB equals the balance of the Account at the time of subsequent distribution; and D equals the amount previously distributed from the Employer Matching Contribution Account and the Profit Sharing Contribution Account.

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7.2	Forfeitures

(a)	General

In the event a Participant terminates employment prior to becoming 100% vested in the Participant’s Employer Matching Contribution Account or Profit Sharing Contribution Account, the non–vested portion shall be forfeited upon the earlier of:

(1)	the last day of the Plan Year in which the Participant incurs the Participant’s fifth consecutive Break-in-Service; or

(2)	the date the Participant receives a distribution of the Participant’s total vested benefit from the Plan following termination.

If such Participant returns to service after forfeiting a portion of the Participant’s Employer Matching Contribution Account or Profit Sharing Contribution Account but before incurring five consecutive Breaks-in-Service, the amount forfeited shall be restored as of the date on which the Participant returns to service. Assets to restore amounts forfeited shall be taken first from current forfeitures. In the event that current year forfeitures are insufficient to fully reinstate the Account, the Employer shall make a contribution in addition to the contributions required under Section 5.1 equal to the additional amount necessary to fully reinstate the Account.

If a terminated Participant is reemployed after sustaining five consecutive Breaks-in-Service, the amount forfeited shall not be restored.

(b)	Deemed Cash-Out

If a Participant terminates when the Participant’s vested Account balance is zero, the Participant shall be deemed to have received a distribution of such Account balance upon termination for purposes of Section 7.2(a)(2) and to be cashed out from the Plan.

7.3	Reemployment

If a terminated Employee subsequently becomes a Participant following reemployment, all Years of Service before and after the Break-in-Service shall be taken into account in determining the Participant’s vested interest in the Employer Matching Contribution Account and Profit Sharing Contribution Account established upon reemployment.

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ARTICLE 8: WITHDRAWALS AND LOANS

8.1	Withdrawals Prior to Termination

A Participant may apply to the Administrative Committee for withdrawal of all or a portion of the following Accounts, paid in cash, at the following times prior to termination of employment with the Company and all Affiliates. Each withdrawal request must be at least equal to $100. The amount available for withdrawal in any Account is reduced by the Participant’s outstanding loan balance, if any, under Section 8.3.

Participant pre-tax and after-tax contributions shall be suspended for the time periods specified following the withdrawal. In the event contributions are suspended, a Participant must complete a new payroll deduction election following the period of suspension to reinstate Participant contributions.

Account	Time of Withdrawal	Suspension
After-Tax Contribution Account	Anytime	Six (6) months

Pre-Tax Contribution Account	After age 59 1/2	Six (6) months

Vested Employer Matching Contribution Account	Two (2) years after matching contributions were made, or anytime after Employee has been a Participant for five (5) years	Six (6) months

Vested Guaranteed Contribution, Profit Sharing Contribution and Dividend Accounts	After age 65	None

Rollover Account	Anytime	None

A withdrawal shall be paid within a reasonable time following the day the Administrative Committee receives the request. In-service withdrawals from a Participant’s After-Tax Contribution Account shall be deducted first from the after-tax contributions made by the Participant prior to January 1, 1987.

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8.2	Hardship Withdrawals

(a)	Amount

A Participant may apply to the Administrative Committee for a hardship withdrawal prior to termination of employment with the Company and its Affiliates of the Participant’s:

(1)	Pre-tax Contribution Account balance as of December 31, 1988, and

(2)	Pre-tax contributions after December 31, 1988, excluding earnings thereon;

provided, however, that a Participant may withdraw only up to the amount necessary to meet the expense that causes hardship (including any penalties and taxes incurred as a result of the hardship distribution) and in the event a loan is outstanding under Section 8.3, the Participant may not withdraw any amounts that are pledged as collateral for the loan.

(b)	Availability

All hardship withdrawals are subject to Administrative Committee approval. A hardship withdrawal shall be approved only if it is for a type of expense specified in Section 8.2(c) and if it is necessary to satisfy such expense.

(c)	Hardship Expenses

Hardship withdrawals are available only to pay for the following expenses:

(1)	expenses for medical care described in Code Section 213(d) incurred by the Participant or the Participant’s spouse or dependents (as defined in Code Section 152) or amounts necessary for such persons to obtain such medical care;

(2)	purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)	tuition and related educational fees for the next 12 months of post–secondary education for the Participant, or the Participant’s spouse, children, or dependents;

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(4)	preventing eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(5)	any need prescribed by the Internal Revenue Service in a revenue ruling, notice, regulation or other document of general applicability that satisfies a safe harbor definition of hardship.

(d)	Determination of Necessity

A distribution shall be deemed to be necessary to satisfy an expense described in Section 8.2(c) if all of the following requirements are satisfied:

(1)	the distribution is not in excess of the amount of such expense (including any excise tax or income tax liability arising from the distribution);

(2)	the Participant has obtained all distributions (other than hardship distributions), and all nontaxable loans currently available under all plans maintained by the Company;

(3)	the Participant has elected to have Dividends paid under Section 6.6(a)(2)(ii) to the extent Dividends are currently available to the Participant); and

(4)	Participant pre-tax and after-tax contributions to this or any other qualified retirement plan or non-qualified deferred compensation plan, including stock option, stock purchase and similar plans, maintained by the Company shall be suspended for six months after a hardship withdrawal, provided that for hardship withdrawals made in calendar year 2001, such contributions shall be suspended for six months after receipt of the withdrawal or until January 1, 2002, if later.

Notwithstanding the foregoing, a Participant whose contributions have been suspended under Section 8.2(d)(3) shall be deemed to be an Eligible Employee for purposes of the ACP Test in Section 5.4. Following such suspension, the Participant may resume contributions pursuant to Section 4.2.

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8.3	Loans

(a)	General

A Participant who is a “party-in-interest” pursuant to ERISA may apply to the Administrative Committee for a loan from the Participant’s vested Pre-tax Contribution Account, After-tax Contribution Account, Employer Matching Contribution Account or Rollover Account. The Administrative Committee has authority to administer all loans, and shall administer loans in a manner that does not discriminate in favor of Highly Compensated Employees, officers, or shareholders. The Administrative Committee shall approve all loans that meet the requirements set forth in this Section 8.3 or in any loan policy or procedures adopted by the Administrative Committee.

For record-keeping purposes, loan amounts shall be deducted from a Participant’s Accounts in the following order: first from the Pre–tax Contribution Account, then the Employer Matching Contribution Account, then the Rollover Account, and finally the After-Tax Contribution Account. In the event the amount in one of these Accounts exceeds the amount needed to fund the loan, the loan amount shall be deducted from the investment subfunds in which the Account is invested in the same proportion that the Account is invested in each subfund.

A Participant must request a loan in the manner specified by the Administrative Committee. Such request must include the total amount of the loan requested. Only one loan may be outstanding at any time.

A loan application fee of $50 will be deducted from the Participant’s Account balance. All loan fees shall be used to pay Plan expenses.

(b)	Minimum and Maximum Loan Amount

The minimum amount that may be borrowed is $1,000. In no event shall a loan at the time it is made, when added to the outstanding balance of all other loans from any Company-sponsored qualified plans, exceed the lesser of:

(1)	50% of the Participant’s total vested Account balance as of the date the loan is made or

(2)	$50,000, reduced by the excess (if any) of (A) the highest outstanding loan balance during the one-year period ending on the day before the date on which the current loan is made, over (B) the outstanding loan balance on the date on which the current loan is made.

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(c)	Repayments

The Participant may elect to repay the loan over any number of months that do not exceed 60; provided, however, that the term for a loan used to purchase a primary residence for the Participant may not be longer than 240 months. Notwithstanding the repayment period elected, the remaining outstanding loan balance plus accrued interest shall be immediately due and payable upon termination of employment.

Once the loan is made, the repayment term may not be changed; provided, however, that the Participant may elect to prepay the full outstanding loan balance at any time during the repayment term. Loans shall be repaid in level payments made through payroll deduction each payroll period until the loan is repaid. Payroll deductions shall commence as soon as administratively feasible following the loan distribution.

The Administrative Committee may suspend loan repayments for a Participant who is on an approved unpaid leave of absence, provided that suspension does not exceed one year and does not result in exceeding the maximum repayment period stated above. Upon return from leave, the outstanding loan balance, including accrued interest, will be reamortized over the remaining term of the loan. Notwithstanding the foregoing, in the event a Participant takes an approved leave of absence pursuant to the Uniformed Services Employment and Reemployment Rights Act of 1994, the Administrative Committee may suspend loan repayments to the extent permitted under Code Section 414(u)(4).

Each repayment shall be credited to each Account of a Participant in accordance with the administrative procedures established by the Administrative Committee.

(d)	Interest Rate

A fixed reasonable rate of interest shall be charged for the term of the loan. The interest rate shall be the prime corporate lending rate offered by the Trustee plus one; provided that if the Administrative Committee determines that such rate is not reasonable, the interest rate shall be another rate that the Administrative Committee determines is reasonable considering the prevailing interest rate charged on similar commercial loans by persons in the business of lending money, current economic conditions and the facts and circumstances of the loan application. The interest rate for all loans made during a calendar month shall be determined on the first business day of such month.

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In the event the reasonable interest rate determined by the Administrative Committee under the preceding paragraph would violate applicable state usury laws, the Administrative Committee shall deny the loan application.

(e)	Default

A loan shall be in default if a payment remains unpaid for 90 days after the due date for the payment. Payments are considered made when received by the Plan. The defaulted loan balance shall be reported as taxable income to the Participant for the year in which the default occurs. If a loan is in default, the Plan shall foreclose on the Participant’s Account balance to the extent of the unpaid balance of the loan as of the earliest date on which the Participant is eligible for a distribution.

(f)	Outstanding Loans as of January 1, 1999

Loans to Participants that were originated under the American States Plan and that are outstanding on January 1, 1999, shall be reamortized to reflect the change in payroll periods from biweekly payroll periods to semimonthly payroll periods. Notwithstanding any other Plan provisions, loans that were originated under the American States Plan prior to January 1, 1999, (i) shall not be due and payable upon termination of employment, unless provided otherwise by their terms, and (ii) shall be deemed to be in default only to the extent they would be in default under the terms of the American States Plan as in effect on December 31, 1998.

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ARTICLE 9: BENEFITS AND FORMS OF PAYMENT

9.1	Eligibility for Benefits

A Participant shall be eligible to receive a distribution of the Participant’s Accounts, to the extent vested, upon becoming Disabled or terminating employment with the Company and any Affiliates. Notwithstanding the foregoing, if a Participant terminates employment and then is rehired as an Employee prior to attaining age 65 and prior to receiving a distribution, the Participant shall not be entitled to a distribution due to such termination of employment.

If the Participant dies before the Participant’s entire vested Account balance is distributed, the Participant’s Beneficiary shall be eligible to receive a distribution of the remaining balance of the Participant’s vested Accounts upon the death of the Participant.

9.2	Benefit Commencement

(a)	Time of Benefit Commencement

Except as provided below, benefits shall be paid (or commence to be paid) as soon as administratively practicable following the later of (i) the Participant’s termination of employment, death or Disability, or (ii) the Administrative Committee’s receipt of a properly completed request for benefit commencement, together with such other information as the Administrative Committee deems necessary for the proper administration of the Plan.

Participants and Beneficiaries may request benefit commencement as described below.

(1)	Participant

A Participant who is eligible for benefits may request benefit commencement by notice to the Administrative Committee in such form as the Administrative Committee requires. Benefits may commence at any time following termination of employment or Disability and on or before the Participant’s Required Beginning Date. If such a Participant fails to request benefit commencement or fails to elect to defer benefit commencement, the Participant shall be deemed to have elected to defer benefit commencement to the Participant’s Required Beginning Date. A Participant’s benefits must commence to be distributed to the Participant by such Participant’s Required Beginning Date.

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(2)	Spouse Beneficiary

A spouse Beneficiary who is eligible for benefits may request benefit commencement by notice to the Administrative Committee in such form as the Administrative Committee requires. Subject to Section 9.6, benefits may commence at any time following the Participant’s death and on or before the later of (i) the end of the calendar year immediately following the calendar year in which the Participant died, or (ii) the end of the calendar year in which the Participant would have attained age 70 1/2. If such a spouse Beneficiary fails to request benefit commencement or fails to elect to defer benefit commencement, the spouse Beneficiary shall be deemed to have elected to defer benefit commencement to the later of (i) the end of the calendar year immediately following the calendar year in which the Participant died, or (ii) the end of the calendar year in which the Participant would have attained age 70 1/2.

(3)	Domestic Partner or Dependent Child

Benefits shall be paid or commence to be paid to a Beneficiary who is the Participant’s Domestic Partner or Dependent Child (and who is eligible for benefits) as soon as administratively practicable following the Administrative Committee’s receipt of notice of the Participant’s death, but in any event on or before December 31 of the calendar year following the calendar year in which the Participant dies, unless such Domestic Partner or Dependent Child elects on or before such date to receive the distribution by December 31 of the calendar year containing the 5th anniversary of the Participant’s death.

(4)	Other Beneficiary

Benefits shall be paid to a Beneficiary who is not the Participant’s spouse, Domestic Partner or Dependent Child (but who is eligible for benefits) as soon as administratively practicable following the Administrative Committee’s receipt of notice of the Participant’s death, but in any event on or before December 31 of the calendar year following the calendar year in which the Participant dies.

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(b)	Amount of Payment

Except as provided otherwise herein, the amount distributed shall be based on the Account balance determined as of the Valuation Date on which the distribution is processed.

(c)	Small Benefits

Notwithstanding any provision of the Plan to the contrary, if a Participant’s vested Account balance does not exceed the maximum permissible amount under the Code which may be distributed without the consent of the Participant or the Participant’s spouse at the time benefits commence, such vested Account balance shall be paid in a Lump Sum distribution without the Participant’s or spouse’s consent as soon as administratively practicable following the date on which the Participant terminates employment, dies or becomes Disabled.

(d)	Earliest Distribution Date

Notwithstanding the foregoing and except for in-service withdrawals permitted under Article 8, a Participant’s vested Account balance may not be distributed prior to the earliest of:

(1)	the Participant’s severance from employment, death or Disability;

(2)	the termination of the Plan without the establishment or maintenance of another defined contribution plan, other than an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)); and

(3)	the Participant’s attainment of age 59 1/2.

9.3	Form of Payment

Subject to Section 9.6, a Participant or Beneficiary may elect one of the following payment options. If benefits are required to commence and the Participant or Beneficiary fails to elect a form of payment, benefits shall be paid in the form of a Lump Sum.

(a)	Participant or Spouse Beneficiary

A Participant or spouse Beneficiary may elect one of the following forms of payment under the Plan:

(1)	Lump Sum

A lump sum distribution of the Participant’s entire vested interest in the Plan. Unless the context clearly indicates otherwise, the term “Lump Sum” shall mean a distribution of the Participant’s entire vested interest in the Plan.

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A Participant or spouse Beneficiary may also elect to receive a partial Lump Sum payment from the Participant’s remaining Account, equal to $100 or more, after benefits commence and regardless of the form of payment previously elected. A Participant or spouse Beneficiary may request up to four such partial Lump Sum payments each calendar year.

(2)	Installments

(A)	Fixed Term

Installment payments payable quarterly over a specified number of years commencing on the date of the first installment payment, not to exceed the lesser of the applicable life expectancy determined under Treasury Regulation Section 1.72-9 or 20 years. Each installment payment shall be determined by dividing the total value of the Participant’s Accounts immediately before the installment is paid by the number of such remaining installments (including that installment) provided that the first installment payment shall not be less than $150. The Participant’s Accounts that are not yet distributed shall continue to be credited with investment earnings and losses pursuant to Section 6.9.

For purposes of determining the maximum fixed term allowable under this Section 9.3(a)(2)(A), the Participant’s life expectancy shall be used for installments elected by the Participant and the surviving spouse’s life expectancy shall be used for installments elected by the surviving spouse.

(B)	Over Life Expectancy, Recalculated Annually

Installment payments payable quarterly over the applicable life expectancy determined at the time benefits commence and recalculated annually, with remaining installments adjusted accordingly, provided that the first installment payment shall not be less than $150. The Participant’s

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Accounts which are not yet distributed shall continue to be credited with investment earnings and losses pursuant to Section 6.9.

The life expectancy tables in Treasury Regulations Section 1.72-9 will be used to determine life expectancy, unless the Participant or spouse elects, prior to January 1, 2001, to have life expectancy determined under the table in Treasury Regulations Section 20.2031-7(d)(6).

For purposes of determining life expectancy under this Section 9.3(a)(2)(B), the Participant’s life expectancy shall be used for installments elected by the Participant and the surviving spouse’s life expectancy shall be used for installments elected by the surviving spouse.

(C)	Annual Minimum Required Distributions

Annual installment payments commencing no later than the Participant’s Required Beginning Date and payable by December 31 of each subsequent distribution year equal to the minimum required distribution amount calculated under Code Section 401(a)(9) and regulations issued thereunder. The Participant’s Accounts which are not yet distributed shall continue to be credited with investment earnings and losses pursuant to Section 6.9.

(D)	Death Following Required Beginning Date

In the event a Participant who is receiving installment payments dies on or after the Participant’s Required Beginning Date, a spouse Beneficiary may elect to receive any remaining installments over the remainder of the installment period elected by the Participant (or over any shorter period elected by the spouse Beneficiary); provided, however, that if the Participant had elected installments under the life expectancy recalculated installment option (Section 9.3(a)(2)(B)), then, except to the extent that a shorter period is required by law or the terms of the Plan or is otherwise elected by the spouse Beneficiary, the remaining installment period shall equal the Participant’s life expectancy immediately prior to the Participant’s death. In no event, however, shall the remaining installments be paid over a period that extends beyond the Beneficiary’s life expectancy as determined under Prop. Treas. Reg. Section 401(a)-9. A spouse Beneficiary may also elect to receive a Lump Sum.

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(E)	Suspension

A Participant or spouse Beneficiary may elect to suspend installment payments (other than those that are required to be paid on or after the Participant’s Required Beginning Date) after they have commenced. Such an election will remain in effect until the Participant or spouse Beneficiary elects to recommence benefit payments under an alternate payment option.

(3)	Combination of Lump Sum and Installments

A Lump Sum distribution of an elected dollar amount or percentage of the Participant’s vested Account balance shall be paid according to the Participant’s or spouse Beneficiary’s election, with the remaining value of the vested Account balance paid in the form of the installment option elected from those available under Section 9.3(a)(2). The Participant’s Accounts which are not yet distributed shall continue to be credited with investment earnings and losses pursuant to Section 6.9.

(4)	Distribution of Lincoln National Corporation Common Stock

A distribution of a Participant’s Account balance invested in the LNC Common Stock Fund shall be made in whole shares of the Lincoln National Corporation common stock credited to the Participant’s Account with cash for any fractional share of such stock credited to the Participant’s Account, unless the Participant (or the Participant’s spouse Beneficiary) elects to receive cash in lieu of all such shares, or the value of the Participant’s vested Account balance is not greater than $5,000. The amount of cash distributed to a Participant (or the Participant’s spouse Beneficiary) for the whole shares (or fractional share) of Lincoln National Corporation common stock credited to the Participant’s Account balance invested in the LNC Common Stock Fund shall be equal to the fair market value of the shares (or the fractional share) of Lincoln National Corporation common stock on the date the Trustee liquidates the Participant’s interest in the shares (or the fractional share).

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(b)	Domestic Partner or Dependent Child Beneficiary

Subject to Section 9.6, a Beneficiary who is the Participant’s Domestic Partner or Dependent Child may elect one of the following forms of payment:

(1)	A Lump Sum payment of the Participant’s remaining vested Account balance.

(2)	If the Participant dies on or after the Participant’s Required Beginning Date, remaining installments over the remainder of the installment period elected by the Participant (or over any shorter period elected by the Domestic Partner or Dependent Child Beneficiary); provided, however, that if the Participant had elected installments under the life expectancy recalculated installment option (Section 9.3(a)(2)(B)), then, except to the extent that a shorter period is required by law or the terms of the Plan or is otherwise elected by the Beneficiary, the remaining installment period shall equal the Participant’s life expectancy immediately prior to the Participant’s death.

(3)	If the Participant dies prior to the Participant’s Required Beginning Date, the Domestic Partner or Dependent Child may elect quarterly fixed term installments (under Section 9.3(a)(2)(A)) commencing as soon as administratively practicable following the Administrative Committee’s receipt of notice of the Participant’s death and not later than December 31 of the calendar year following the calendar year in which the Participant died, and payable over any period not exceeding the lesser of 15 years or the period permitted under Prop. Treas. Reg. Section 1.401(a)-9.

(4)	A Lump Sum distribution of an elected dollar amount or percentage of the Participant’s vested Account balance according to the Beneficiary’s election, with the remaining value of the vested Account balance paid in the form of an installment under Section 9.3(b)(2) or (3).

(5)	A partial Lump Sum payment from the Participant’s remaining Account, equal to $100 or more, after benefits commence and regardless of the form of payment previously elected. A Beneficiary may request up to four such partial Lump Sum payments each calendar year.

(6)	A distribution of a Participant’s Account balance invested in the LNC Common Stock Fund shall be made in whole shares of

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Lincoln National Corporation common stock credited to the Participant’s Account with cash for any fractional share of such stock credited to the Participant’s Account, unless the Beneficiary elects to receive cash in lieu of all such shares or the value of the Participant’s vested Account balance is not greater than $5,000. The amount of cash distributed to a Beneficiary for the whole shares (or the fractional share) of Lincoln National Corporation common stock credited to the Participant’s Account balance invested in the LNC Common Stock Fund shall be equal to the fair market value of shares (or the fractional share) of Lincoln National Corporation common stock on the date the Trustee liquidates the Participant’s interest in those shares (or the fractional share).

(c)	Other Beneficiaries

Notwithstanding any other Plan provision, a Beneficiary who is not the Participant’s spouse, Domestic Partner or Dependent Child shall receive a Lump Sum payment of the Participant’s remaining vested Account balance.

(d)	In-Kind Distribution

Notwithstanding the foregoing, a Participant or Beneficiary may elect to receive that portion of the vested balance in the Participant’s Guaranteed Contribution, Profit Sharing Contribution and Dividend Accounts that is deemed to be invested in the Safeco Stock Ownership Fund in whole shares of Company Stock (with cash for any fractional share), rather than in cash. For purposes of this subsection (d), the number of shares deemed to be allocated to a Participant’s Guaranteed Contribution, Profit Sharing Contribution and Dividend Accounts by virtue of such Accounts’ investment in the Safeco Stock Ownership Fund shall be determined by multiplying the number of shares of Company Stock held in the Safeco Stock Ownership Fund on the Valuation Date on which the Participant’s (or Beneficiary’s) distribution is processed by a fraction, the numerator of which is the value of the Participant’s interest in the Safeco Stock Ownership Fund on such date and the denominator of which is the total value of the Safeco Stock Ownership Fund on such date.

9.4	Benefits for Terminated Participants

Except as specifically provided otherwise herein, benefits under the Plan shall be determined and paid in accordance with the provisions of the Plan in effect on the Participant’s most recent date of termination of employment with the Company and all Affiliates.

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9.5	Direct Rollovers

(a)	General Rule

A Participant, spouse Beneficiary or spouse or former spouse alternate payee under a “Qualified Domestic Relations Order,” as defined in Section 11.12(b) (each referred to as a “Distributee”), who is entitled to or elects a Lump Sum distribution, a partial Lump Sum distribution, installment payments over a period of less than ten years or an in-service nonhardship withdrawal may direct the Administrative Committee to pay part or all of the benefit to a trustee or custodian of an Eligible Retirement Plan that accepts such direct rollovers, subject to the following provisions:

(1)	a Distributee may not request a direct rollover of an amount distributed due to the minimum required distribution provision under Section 9.6;

(2)	the rollover of a distribution may be directed to only one Eligible Retirement Plan;

(3)	a Distributee may not elect a direct rollover of an outstanding loan balance that is treated as distributed upon termination of the Participant’s employment, or in the event of default;

(4)	a rollover direction regarding installments shall apply to all installments, unless the direction is changed by the Distributee;

(5)	a spouse Beneficiary or former spouse alternate payee may direct a rollover under the same terms and conditions as a Participant;

(6)	a Distributee must provide the information or documentation reasonably requested by the Administrative Committee;

(7)	a Distributee may not elect a direct rollover of a hardship withdrawal;

(8)	a Distributee may not elect a direct rollover of after-tax contributions except to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred including separately accounting for the portion of such distribution that is includable in gross income and the portion of such distribution that is not so includable; and

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(9)	a Distributee may not elect a direct rollover of any Dividends distributed pursuant to an election under Section 6.6(a)(2)(ii).

An “Eligible Retirement Plan” for purposes of this Section 9.5 means any of the following plans that accept the eligible rollover distribution: an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan.

(b)	Notice to Participants

The Administrative Committee shall furnish each Participant, Beneficiary and alternate payee eligible for a direct rollover under this Section 9.5 with a written explanation of the direct rollover opportunity and related withholding consequences of not choosing a direct rollover within a reasonable period (at least 30 but not more than 90 days) prior to the Participant’s, Beneficiary’s or alternate payee’s Annuity Starting Date. The explanation shall clearly indicate that the Participant, Beneficiary or alternate payee has a right to a 30 day waiting period to consider the election. A Participant, Beneficiary or alternate payee may waive the 30 day period by an affirmative written election on form(s) provided by the Administrative Committee to make or not make a direct rollover.

9.6	Minimum Distribution Requirements

(a)	General Rules

(1)	Effective Date.

The provisions of this Section 9.6 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2)	Precedence.

The requirements of this Section 9.6 will take precedence over any inconsistent provisions of the Plan.

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(3)	Requirements of Treasury Regulations Incorporated.

All distributions required under this Section 9.6 will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

(b)	Time and Manner of Distribution.

(1)	Required Beginning Date.

The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2)	Death of Participant Before Distributions Begin.

If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in Section 9.2(a)(3), distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(D)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 9.6(b)(2), other than Section 9.6(b)(2)(A), will apply as if the surviving spouse were the Participant.

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For purposes of this Section 9.6(b)(2) and Section 9.6(d), unless Section 9.6(b)(2)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 9.6(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 9.6(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 9.6(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3)	Forms of Distribution.

Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 9.6(c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury regulations.

(c)	Required Minimum Distributions During Participant’s Lifetime.

(1)	Amount of Required Minimum Distribution For Each Distribution Calendar Year.

During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)	the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account

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Balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(2)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.

Required minimum distributions will be determined under this Section 9.6(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death.

(1)	Death On or After Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(i)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

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(iii)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	Death Before Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. Except as provided in Section 9.2(a)(3) of the Plan, if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 9.6(d)(1).

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year following the calendar year of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s

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surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 9.6(b)(2)(A), this Section 9.6(d)(2) will apply as if the surviving spouse were the Participant.

(e)	Definitions.

(1)	Designated Beneficiary. The individual who is designated as the Beneficiary under Section 2.9 of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-4, Q&A-1.

(2)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 9.6(b)(2). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation Section 1.401(a)(9)-9.

(4)	Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

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ARTICLE 10: TOP-HEAVY PROVISIONS

10.1	Scope

Notwithstanding any Plan provision to the contrary, for any Plan Year in which the Plan is “Top-Heavy” within the meaning of Code Section 416(g), the provisions of this Section 10 shall govern to the extent they conflict with or specify additional requirements to the Plan provisions governing Plan Years that are not Top-Heavy.

10.2	Top-Heavy Status

(a)	Top-Heavy

The Plan shall be “Top-Heavy” if, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees, and/or (2) the sum of the Aggregate Accounts of Key Employees under the Plan and any plan of an Aggregation Group, exceeds 60% of the Present Value of Accrued Benefits or the Aggregate Accounts of all Participants under the Plan and any plan of an Aggregation Group, determined in accordance with Code Section 416(g) and regulations thereunder.

The Present Value of Accrued Benefits and/or Aggregate Account balance of a Participant who was previously a Key Employee but is no longer a Key Employee (or the Participant’s Beneficiary) shall not be taken into account for purposes of determining Top-Heavy status. Further, a Participant’s Present Value of Accrued Benefits and/or Aggregate Account balance shall not be taken into account if he or she has not performed services for the Company or any Affiliate at any time during the one year period ending on the Determination Date.

(b)	Determination Date

Whether the Plan is Top-Heavy for any Plan Year shall be determined as of the Determination Date. “Determination Date” means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(c)	Valuation Date

“Valuation Date” means, for purposes of determining Top Heaviness, the Determination Date instead of the meaning set forth in Section 2.46.

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(d)	Aggregate Account

“Aggregate Account” means, with respect to a Participant, the sum of:

(1)	the Participant’s Account balances as of the Valuation Date;

(2)	contributions after the Valuation Date due as of the Determination Date; and

(3)	distributions made during the one year period ending on the Determination Date, including distributions under a terminated plan that, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death or Disability, this provision shall be applied by substituting the words “five year period” for the words “one year period.”

(e)	Present Value of Accrued Benefits

The “Present Value of Accrued Benefits” with respect to a defined benefit plan shall be based on the Participant’s accrued benefits and the actuarial assumptions as determined under the provisions of the applicable defined benefit plan.

(f)	Key Employee

“Key Employee” means an Employee or former Employee (including any deceased employee) who, at any time during the Plan Year that includes the Determination Date, was:

(1)	an officer of an Employer with annual Section 415 Compensation from the Employer or any Affiliate that exceeds $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002);

(2)	an Employee who owns more than 5% of an Employer; or

(3)	an Employee who owns more than 1% of an Employer with annual aggregate Section 415 Compensation from the Employer and any Affiliate that exceeds $150,000.

The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

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(g)	Aggregation Group

“Aggregation Group” means the group of plans that must be considered as a single plan for purposes of determining whether the plans within the group are Top–Heavy (“Required Aggregation Group”), or the group of plans that may be aggregated for purposes of Top–Heavy testing (“Permissive Aggregation Group”). The Determination Date for each plan must fall within the same calendar year in order to aggregate the plans.

(1)	The Required Aggregation Group includes each plan of the Affiliates in which a Key Employee is a participant in the Plan Year containing the Determination Date, and each other plan of the Affiliates that, during this period, enables any plan in which a Key Employee participates to meet the minimum participation standards or nondiscriminatory contribution requirements of Code Sections 401(a)(4) and 410.

(2)	A Permissive Aggregation Group may include any plan sponsored by an Affiliate, provided the group as a whole continues to satisfy the minimum participation standards and nondiscriminatory contribution requirements of Code Sections 401(a)(4) and 410.

Each plan belonging to a Required Aggregation Group shall be deemed Top–Heavy or non–Top–Heavy in accordance with the group’s status. In a Permissive Aggregation Group that is determined to be Top–Heavy, only those plans that are required to be aggregated shall be Top–Heavy. In a Permissive Aggregation Group that is not Top–Heavy, no plan in the group shall be Top–Heavy.

10.3	Minimum Contribution

(a)	General Rule

For any Plan Year in which the Plan is Top–Heavy, the total Employer contributions under Article 5 (other than Participant contributions under Section 5.1(a)) shall not be less than 3% of such non-Key Employee Participant’s Section 415 Compensation. However, in the event the Employer contributions and forfeitures allocated to each Key Employee’s Account do not exceed 3% of the Key Employee’s Section 415 Compensation, such Employer contributions and forfeitures for non–Key Employee Participants are required to equal only the highest percentage of Section 415 Compensation allocated to any Key Employee’s Accounts for that Plan Year under any defined contribution plans sponsored by the Company or any Affiliate.

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The minimum contribution must be made on behalf of all non–Key Employee Participants who are employed on the last day of the Plan Year including non–Key Employee Participants who (1) failed to complete a Year of Service, or (2) declined to make any mandatory contributions to the Plan or enter a payroll deduction agreement.

Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirement of this Section 10.3 and Code Section 416(c)(2). Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test, if applicable, and all other requirements of Code Section 401(m).

(b)	Special Two (2) Plan Rule

Where the Plan and a defined benefit plan belong to an Aggregation Group that is determined to be Top–Heavy, the minimum contribution required under subsection (a) above shall be increased to 5%.

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ARTICLE 11: ADMINISTRATION

11.1	Administrative Committee

The Board shall appoint an Administrative Committee of three or more members, who may but need not be Employees. The members of the Administrative Committee shall serve without compensation for their services, but shall receive reimbursement from the Trust Fund for expenses properly incurred to the extent not paid by the Company. All members of the Administrative Committee shall serve at the pleasure of the Board and may resign by giving ten days advance written notice to the Board. Vacancies shall be filled by the Board.

11.2	Activities, Duties and Responsibilities of the Administrative Committee

(a)	Plan Administrator

The Administrative Committee is the “named fiduciary” and “plan administrator” in accordance with the provisions of ERISA. Notwithstanding the foregoing, the Investment Committee shall be the “named fiduciary” with respect to the determination of the investment subfunds to be offered under the Plan, the appointment of any Investment Manager with respect to any portion of the Trust Fund and the exercise of the authority granted to the Investment Committee under Section 6.7. Except as otherwise provided, the Administrative Committee shall have the authority to control and manage the operation and administration of the Plan and to take such actions as are necessary or appropriate to facilitate the management and control of the Trust Fund. The Company may allocate to the Administrative Committee additional responsibility for administration of the Plan.

(b)	Administrative Committee Action

The Administrative Committee may take action with or without a meeting upon the vote of a majority of its members qualified to vote with respect to such action. In the event the Administrative Committee members qualified to vote on any question are unable to reach a decision of the majority, the question shall be determined by the Board or its authorized delegate. A member of the Administrative Committee who is a Participant shall not vote on any question relating specifically to that member.

(c)	Organizational Records

The Administrative Committee shall keep proper records of its proceedings and acts. Each member of the Administrative Committee is authorized to execute or deliver any instrument or instruments on behalf of the Administrative Committee.

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(d)	Powers and Duties

The Administrative Committee shall administer the Plan in a nondiscriminatory manner for the exclusive benefit of Participants and their Beneficiaries. The Administrative Committee shall have such powers and duties as may be necessary or appropriate to discharge its functions, including, but not limited to, the following:

(1)	To construe and interpret the Plan, to receive certification by the Company of any Employee’s satisfaction of the eligibility requirements of the Plan, to decide all questions of eligibility, and to determine the amount, manner and time of payment of any benefit;

(2)	To make a determination as to the right of any person to a benefit;

(3)	To provide for and receive forms necessary or appropriate for administration of the Plan and to obtain from Employees such information as may be necessary or appropriate for the proper administration of the Plan and, when appropriate, to furnish such information promptly to the Trustee or other persons entitled thereto;

(4)	To prepare and distribute to Participants and Beneficiaries, in such manner as the Company determines to be appropriate, information explaining the Plan;

(5)	To keep such records and accounts as the Administrative Committee deems necessary to administer the Plan, using such books and methods of accounting as the Administrative Committee shall determine;

(6)	To instruct the Trustee with respect to the payment of benefits and expenses;

(7)	To prepare and file any reports or other documents required by the Code or ERISA; and

(8)	To engage an independent public accountant to conduct such examinations and to render such opinions as may be required by ERISA.

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(e)	Delegation of Duties

The Administrative Committee may utilize and rely on the services of agents and such clerical, legal, actuarial, accounting, and other means of assistance (including services of persons employed by or rendering services to the Company or any Affiliate) as it shall from time to time deem necessary or desirable. An opinion of legal counsel, independent public accountant or other expert or advisor shall be full and complete authorization and protection with respect to any action taken, omitted or suffered by the Administrative Committee in good faith and in accordance with such opinion. Payment for such services or assistance shall be made from the Trust Fund to the extent not paid by the Company.

(f)	Plan Interpretation

The Administrative Committee shall have all powers necessary or appropriate to carry out its duties, including the discretionary authority to interpret the provisions of the Plan and the facts and circumstances of claims for benefits. The Administrative Committee may from time to time establish rules and procedures for administration of the Plan not inconsistent with its provisions, and administer the Plan in accordance with its provisions and such rules and procedures. The Administrative Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to resolve all questions arising thereunder, including, without limitation, the right to resolve and remedy ambiguities, inconsistencies, or omissions in the Plan. The Administrative Committee shall endeavor to act in such a way as not to discriminate in favor of any class of Employees, Participants or other persons. All interpretations, determinations and decisions of the Administrative Committee in respect of any matter or question arising under the Plan shall be final, conclusive, and binding upon all persons, including, without limitation, Employees, Participants, and any and all other persons having or claiming to have any interest in or under the Plan.

The Plan shall be interpreted by the Administrative Committee in accordance with its terms and their intended meaning. If, due to errors in drafting, a provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations by the Administrative Committee or other evidence of intention, the provision shall be considered ambiguous and shall be interpreted by the Administrative Committee in a fashion consistent with its intent. This subsection (f) may not be invoked by a Participant, Beneficiary or any other person to require the Plan to be interpreted in a manner that is inconsistent with its interpretation by the Administrative Committee.

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(g)	Electronic and Telephonic Directions

Notwithstanding any provision in the Plan to the contrary, to the extent permitted by the Administrative Committee, payroll deduction agreements and modifications and revocations thereof, investment elections, changes or transfers, loans, withdrawal decisions, and any other decision or election by a Participant (or Beneficiary) under the Plan may be accomplished by electronic or telephonic means that are not otherwise prohibited by law and that are in accordance with procedures and/or systems approved or arranged by the Administrative Committee or its delegates.

11.3	Allocation of Fiduciary Responsibility

The Administrative Committee may allocate its fiduciary responsibilities among its members and may delegate to other persons or organizations any of its rights, powers, responsibilities and duties to the fullest extent permitted by ERISA. Any such allocation or delegation shall be made in writing and shall be terminable upon such notice as the Administrative Committee deems reasonable under the circumstances.

11.4	Fidelity Bonds

Every person who handles funds or other property of the Plan shall be bonded in amounts at least meeting the minimum requirements of ERISA Section 412. Trust Funds may be used to purchase such fidelity bonds.

11.5	Data

All persons entitled to benefits from the Plan must furnish to the Administrative Committee such documents, evidence or information as the Administrative Committee considers necessary or appropriate for the purpose of administering the Plan, including information concerning marital status; and it shall be a condition of the Plan that each such person must furnish such information and sign such documents as the Administrative Committee may require before any benefits become payable from the Plan. The Administrative Committee shall be entitled to pay benefits to a nonspouse Beneficiary in reliance on the signed statement of a Participant that he or she is unmarried without any further liability to a spouse if such statement is false.

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11.6	Missing Persons

If the Administrative Committee shall be unable within two years after any amount becomes due and payable from the Plan to a Participant, spouse or Beneficiary to make payment because the identity or whereabouts of such person cannot be ascertained after using a government or commercial locator service, the Administrative Committee may mail a notice by registered mail to the last known address of such person stating that unless such person makes written reply to the Administrative Committee within 60 days from the mailing of such notice, the Administrative Committee will direct that such amount and all further benefits with respect to such person shall be forfeited and such forfeited amount shall be applied in the same manner as a forfeiture under Section 7.2; provided, however, that in the event of the subsequent reappearance of the Participant, spouse or Beneficiary prior to termination of the Plan, the benefits that were due and payable and that such person missed shall be paid, without interest, in a single sum, and any future benefits due such person shall be reinstated in full.

11.7	Claims Procedure

(a)	Filing Claim

A Participant or a Beneficiary, or the authorized representative of either (the “Claimant”), who believes that the Participant or Beneficiary, as applicable has been denied a benefit to which the Participant or Beneficiary is entitled under the Plan may file a written claim for such benefits with the Company’s Director, Corporate Compensation/Benefits, or his or her delegate (or such other person as may be appointed by the Administrative Committee for such purpose) (the “Initial Claim Reviewer”). The Initial Claim Reviewer may prescribe a form for filing such claims, and, if he or she does so, a claim will not be deemed properly filed unless such form is used, but the Initial Claim Reviewer shall provide a copy of such form to any person whose claim for benefits is improper solely for this reason.

(b)	Claim Review

Claims that are properly filed will be reviewed by the Initial Claim Reviewer, which will make his or her decision with respect to such claim and notify the Claimant in writing of such decision within 90 days (45 days in the case of a claim related to the Participant’s Disability) after the Initial Claim Reviewer’s receipt of the written claim; provided that the 90-day period (45-day period in the case of a claim related to the Participant’s Disability) can be extended for up to an additional 90 days (30 days, or such longer period permitted under 29 C.F.R. § 2560.503-1(f)(3), in the

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case of a claim related to the Participant’s Disability) if the Initial Claim Reviewer determines that special circumstances require an extension of time to process the claim and the Claimant is notified in writing of the extension, the special circumstances requiring the extension and the date by which the Initial Claim Reviewer expects to render a decision, prior to the commencement of the extension. Claims related to the Participant’s Disability shall be subject to such additional procedures as are specified in 29 C.F.R. § 2560.503-1 for disability claims.

If the claim is wholly or partially denied, the written response to the Claimant shall include:

(1)	The specific reason or reasons for the denial;

(2)	Reference to the specific Plan provisions on which the denial is based;

(3)	A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or information is necessary;

(4)	A description of the Plan’s claim appeal procedure (and the time limits applicable thereto), as set forth in subsection (c) immediately below, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on appeal; and

(5)	In the case of an adverse benefit determination related to the Participant’s Disability:

(i)	if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such a rule, guideline, protocol or similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the Claimant upon request; or

(ii)	if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

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(c)	Appeal

If the claim is denied in whole or in part, the Claimant may appeal such denial by filing a written appeal with the Secretary of the Administrative Committee (the “Secretary”) within 60 days (180 days in the case of a claim related to the Participant’s Disability) of receiving written notice that the claim has been denied. Such written appeal should include:

(1)	A statement of the grounds on which the appeal is based;

(2)	Reference to the specific Plan provisions that support the claim;

(3)	The reason(s) or argument(s) why the Claimant believes the claim should be granted and evidence supporting each reason or argument; and

(4)	Any other comments, documents, records or information relating to the claim that the Claimant wishes to include.

The Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (within the meaning of 29 C.F.R. § 2560.503-1(m)(8)) to his claim.

Except as set forth in the next paragraph, appeals will be considered (and decided) by the Administrative Committee no later than the date of its first meeting following the Secretary’s receipt of the written appeal, unless the written appeal is received by the Secretary within 30 days of such meeting, in which case the appeal will be considered (and decided) by the Administrative Committee no later than the date of its second meeting following the Secretary’s receipt of the written appeal. If the Administrative Committee determines that special circumstances require an extension of time to process the appeal, then the appeal will be considered (and decided) by the Administrative Committee no later than the date of its third meeting following the Secretary’s receipt of the written appeal. If such an extension of time is required because of special circumstances, then the Administrative Committee shall provide the Claimant with written notice of the extension, the special circumstances requiring the extension, and the date by which the Administrative Committee expects to render its decision, prior to the commencement of the extension. The Administrative Committee shall notify the Claimant of its decision on the appeal as soon as possible, but not later than five days after the decision is made.

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Appeals of claims related to the Participant’s Disability will be considered (and decided) by the Administrative Committee, and the Claimant will be notified in writing of the Administrative Committee’s decision, within 45 days after the Secretary’s receipt of the written appeal; provided that the 45-day period can be extended for up to an additional 45 days if the Administrative Committee determines that special circumstances require an extension of time to process the appeal and the Claimant is notified in writing of the extension, the special circumstances requiring the extension, and the date by which the Administrative Committee expects to render its decision, prior to the commencement of the extension. Appeals related to the Participant’s Disability shall be subject to such additional procedures as are specified in 29 C.F.R. § 2560.503-1 for the review of disability claim denials.

In considering any appeal, the Administrative Committee (1) will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial determination, and (2) will not afford deference to the Initial Claim Reviewer’s initial denial.

In the event the claim is denied on appeal, the written denial will include:

(1)	The specific reason or reasons for the denial;

(2)	Reference to the specific Plan provisions on which the denial is based;

(3)	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents records, and other information relevant (within the meaning of 29 C.F.R. § 2560.503-1(m)(8)) to his claim;

(4)	A statement of the Claimant’s right to bring an action under Section 502(a) of ERISA; and

(5)	in the case of an adverse benefit determination related to the Participant’s Disability:

(i)	if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse

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determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such a rule, guideline, protocol or similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the Claimant upon request;

(ii)	if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(iii)	the following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office or your State insurance regulatory agency.”

(d)	Statute of Limitations and Standard of Review

A Claimant may not bring an action under Section 502(a) of ERISA or otherwise with respect to his claim until he has exhausted the foregoing procedure. Any such action must be filed in a court of competent jurisdiction within 180 days after the date on which the Claimant receives the Administrative Committee’s written denial of the Claimant’s claim on appeal or it shall be forever barred. Any further review, judicial or otherwise, of the Administrative Committee’s decision on the Claimant’s claim will be limited to whether, in the particular instance, the Administrative Committee abused its discretion. In no event will such further review, judicial or otherwise, be on a de novo basis, because the Administrative Committee has discretionary authority to determine eligibility for benefits and to construe and interpret the terms of the Plan.

11.8	Effect of a Mistake

In the event of a mistake or misstatement as to the eligibility, participation, or service of any Participant, or the amount of payments made or to be made to a Participant, spouse or Beneficiary, the Administrative Committee shall, if possible, cause to be withheld or accelerated or otherwise make adjustment of the amounts of payments as will in its sole judgment result in the Participant, spouse or Beneficiary receiving the proper amount of payments under the Plan.

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11.9	No Enlargement of Employee Rights

The Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company (or any Affiliate) and any Employee or Participant, or to be considered for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Company or any Affiliate or to interfere with the right of the Company or any Affiliate to discharge or retire any person at any time. No Participant, prior to the Participant’s retirement under conditions of eligibility for retirement benefits, or prior to the Participant’s satisfying the vesting requirements, shall have any right or interest in or to any portion of the Trust Fund. No one shall have any right to retirement benefits, except to the extent provided herein.

11.10	Notice of Address

Each person entitled to benefits from the Trust Fund must file with the Administrative Committee, in writing, notice of that person’s post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at the latest reported post office address will be binding on such person for all purposes of the Plan and the Company, the Administrative Committee, and the Trustee shall not be obliged to search for or ascertain that person’s whereabouts, except to the extent required by ERISA.

11.11	Incompetency

Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of legal age until the date on which the Administrative Committee receives a written notice, in a form and manner acceptable to the Administrative Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of the person or estate has been appointed; provided, however, that if the Administrative Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for his or her affairs because of incompetency, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent or a brother or sister, or to any person or institution deemed by the Administrative Committee to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

In the event a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of

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appointment and continuing qualification is furnished in a form and manner acceptable to the Administrative Committee. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under the Plan.

11.12	Non-Alienation and Domestic Relations Orders

(a)	General

Except as permitted by the Plan in accordance with Code Section 401(a)(13) and ERISA Section 206(d) with respect to assignments to alternate payees under “Qualified Domestic Relations Orders” or as provided in a judgment, order, decree or settlement agreement described in Code Section 401(a)(13), no benefit payable at any time under the Plan shall be subject to the debts or liabilities of a Participant or the Participant’s Beneficiary, and any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Subject to the foregoing exception, no benefit under the Plan shall be subject in any manner to attachment, garnishment, or encumbrance of any kind.

(b)	Domestic Relations Orders

In accordance with procedures consistent with Code Section 414(p) that are established by the Administrative Committee (including procedures requiring prompt notification of the affected Participant and each alternate payee of the Plan’s receipt of a domestic relations order and its procedures for determining the qualified status of such order), a domestic relations order shall be honored by the Plan if the Administrative Committee determines that it constitutes a “Qualified Domestic Relations Order.”

A “Qualified Domestic Relations Order” is a judgment, decree, or order (including approval of a property settlement agreement) that in accordance with Code Section 414(p):

(1)	relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

(2)	is made pursuant to a state domestic relations law (including a community property law);

(3)	creates or recognizes the existence of an alternate payee’s right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable to a Participant under the Plan;

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(4)	specifies the name and last known address of the Participant and each alternate payee;

(5)	specifies the amount or method of determining the amount of benefit payable to an alternate payee;

(6)	specifies the number of payments or period during which payments are to be made;

(7)	names each plan to which the order applies;

(8)	does not require any form, type or amount of benefit not otherwise provided under the Plan; and

(9)	does not conflict with a prior domestic relations order that meets the requirements of this Section 11.12(b).

Except as may otherwise be required by regulations of the Secretary of Labor, such orders may not require a retroactive transfer of all or part of a Participant’s Account to or from the benefit of an alternate payee without permitting an appropriate adjustment for earnings and investment gains or losses that have occurred in the interim, nor shall such orders require the Plan to provide loans, self-directed investment elections, or other rights to alternate payees that are not available to Beneficiaries generally.

To the full extent permitted by Code Section 414(p)(10) and by the terms of a Qualified Domestic Relations Order, amounts assigned to an alternate payee may be paid as soon as possible in a lump sum, notwithstanding the age, financial hardship, employment status, or other factors affecting the ability of the Participant to make a withdrawal or otherwise receive a distribution of balances to the Participant’s credit under the Plan. In cases where such full and prompt payment of amounts assigned to an alternate payee will not be made, the assigned amounts shall be maintained in a separate Account, for the benefit of the alternate payee. Such alternate payee shall have the same investment options set forth in Section 5 as a Participant. An alternate payee may elect to commence benefits at any time a spouse Beneficiary would be entitled to commence benefits and may only elect a Lump Sum (full or partial) form of payment.

11.13	Applicable Law

Except to the extent superseded by ERISA, the Plan and all rights hereunder shall be governed, construed, and administered in accordance with the laws of the State of Washington with the exception that any Trust Agreement that may constitute a part of the Plan shall be construed and enforced in all respects under and by the laws of the state specified in the Trust Agreement.

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11.14	Expenses

All reasonable expenses that are necessary to operate and administer the Plan shall be deducted from the Trust Fund, to the extent not paid directly by the Company.

11.15	Masculine and Feminine, Singular and Plural

Whenever used herein, pronouns shall include the opposite gender, and the singular shall include the plural, and the plural shall include the singular, whenever the context shall plainly so require.

11.16	Disclosure to Participants

Each Participant shall be advised of the general provisions of the Plan and, upon written request addressed to the Administrative Committee, shall be furnished any information requested regarding the Participant’s status, rights and privileges under the Plan as may be required by law.

11.17	Income Tax Withholding Requirements

Any retirement benefit payment made under the Plan will be subject to any applicable income tax withholding requirements. For this purpose, the Administrative Committee shall provide the Trustee with any information the Trustee reasonably needs to satisfy such withholding obligations and with any other information that may be required by regulations promulgated under the Code.

11.18	Severability

If any provision of the Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions as if said illegal or invalid provision had never been included.

11.19	Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”)

Effective December 12, 1994, notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

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A Participant who was on a USERRA leave may elect to makeup pre-tax and after-tax contributions to the Plan that the Participant could not make as a result of such leave, subject to the limits of the Plan and Code Section 414(u). The Participant shall have up to at least three times the length of the Participant’s USERRA leave to make up contributions. If such Participant contributions are made timely, the Employer shall contribute all Employer matching contributions that would have been required under the Plan, as if the make-up contributions had actually been made during the USERRA leave.

If a Participant returns from a USERRA leave that is 15 or fewer working days, the Participant shall be deemed to have elected to makeup pre-tax and after-tax contributions to the Plan that would have been made had the Participant not been on USERRA leave. The amount of the make-up contributions shall be determined with regard to the Participant’s payroll deduction agreement in place at the commencement of the leave, if any. The contributions shall be based on the amount of the Earnings and/or Bonuses, as applicable, the Participant would have received had the Participant not taken the USERRA leave and such make-up contributions shall be deducted over a specified number of payroll periods, as follows:

Length of Absence	Number of Payroll Periods
1 -4 days	1
5 -9 days	2
10 -14 days	3
15 days	4

In the event a Participant does not wish to make up contributions as described above, the Participant may elect to change the amount of, or suspend, the contributions as provided in Section 4.2.

11.20	Plan Qualification

Any modification or amendment of the Plan may be made retroactive, as necessary or appropriate, to establish and maintain a “qualified plan” pursuant to Code Section 401 and regulations thereunder and exempt status of the Trust Fund under Code Section 501 or to satisfy the requirements of ERISA, any regulation thereunder or other applicable law.

11.21	Beneficiary Disputes

If at any time there is doubt as to the right of any Beneficiary to receive any amount, the Administrative Committee may direct the Trustee to retain such amount, without liability for any interest thereon, until the rights thereto are

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determined, or may direct the Trustee to pay such amount into any court of competent jurisdiction, in which case none of the Administrative Committee, the Trustee, the Company, the Board or any Employer will have (or be under) any further liability to anyone.

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ARTICLE 12: AMENDMENT AND TERMINATION

12.1	Amendment - General

It is the Company’s intention that the Plan will continue indefinitely. However, the Company shall have the right to amend, terminate, or partially terminate the Plan at any time, in any way and for any reason subject to any advance notice or other requirements of ERISA and the Code.

Any amendment or termination shall be made in writing, adopted by (i) the Compensation Committee of the Board, if such Compensation Committee finds that the amendment will not significantly increase or decrease costs or benefits, or (ii) by the Board at any time. Adoption of any amendment will be evidenced by a certified copy of the Compensation Committee or Board resolution authorizing such action.

12.2	Amendment - Vesting Schedule

The Company reserves the right to amend the vesting schedule at any time pursuant to Section 12.1; however, no such amendment shall reduce the nonforfeitable percentage of a Participant’s Account balance, determined as of the date immediately preceding the later of the date on which such amendment is adopted or effective, to a percentage that is less than the Participant’s nonforfeitable percentage as computed under the Plan without regard to the amendment.

In the event the Company amends the vesting schedule, each Participant having at least three Years of Service with the Company or any Affiliate may elect to have the Participant’s nonforfeitable Account balance computed under the Plan without regard to the amendment. The Participant must file such an election with the Administrative Committee within 60 days of the latest of: (a) the Company’s adoption of the amendment; (b) the effective date of the amendment; or (c) the Participant’s receipt of written notice of the amendment. Notwithstanding the above, a Participant is not entitled to make the election if the Participant’s nonforfeitable percentage determined under the Plan, as amended, is at all times at least as great as the Participant’s nonforfeitable percentage determined under the Plan without regard to the amendment. For purposes of this Section 12.2, an amendment to the vesting schedule includes any Plan amendment that directly or indirectly affects the nonforfeitable percentage of a Participant’s right to the Participant’s Account balance.

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12.3	Amendment - Consolidation or Merger

In the event the Plan’s assets and liabilities are merged into, transferred to or otherwise consolidated with any other retirement plan, then such must be accomplished so as to ensure that each Participant would (if the other retirement plan then terminated) receive a benefit immediately after the merger, transfer or consolidation, that is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, transfer or consolidation (as if the Plan had then terminated). This provision shall not be construed as limiting the powers of the Company to appoint a successor Trustee.

12.4	Termination of the Plan

The termination of the Plan shall not cause or permit any part of the Trust Fund to be diverted to purposes other than for the exclusive benefit of the Participants or to defray reasonable expenses of administering the Plan and Trust, or cause or permit any portion of the Trust Fund to revert to or become the property of the Company or any Employer at any time prior to the satisfaction of all liabilities with respect to the Participants.

Upon termination of the Plan, the Administrative Committee shall continue to act for the purpose of complying with the preceding paragraph and shall have all power necessary or convenient to the winding up and dissolution of the Plan as herein provided. While so acting, the Administrative Committee shall be in the same status and position with respect to other persons as if the Plan remained in existence.

12.5	Action Upon Discontinuance of Contributions or Termination of the Plan

(a)	If the Company determines in its sole discretion that the Plan has been terminated partially or completely, within the meaning of regulations under Code Section 411, the Company shall determine the date of such termination and the Participants affected by the termination. The Accounts of all Participants affected by the termination who were Employees on the date thereof shall be fully vested to the extent then funded. In addition, the Company in its sole discretion may vest the Accounts of a group of Participants because they are affected by a business divestiture, layoff or other similar transaction (even when a true “partial termination” has not occurred). The Company or its delegate shall document in writing any decision to vest under this Section 12.5 and Section 7.1 certain Participants in their Accounts and the reason therefor. The Company’s action in any one event shall not be considered as establishing a precedent or requiring a similar action in another event. The discontinuance of contributions by any participating employer shall not, in the absence of a

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determination by the Company under this Section 12.5, terminate the Plan or operate to accelerate any vesting, payments or distributions to or for the benefit of Participants.

(b)	Upon a complete termination of the Plan, the Accounts of Participants vested by such termination shall be distributed, as directed by the Administrative Committee, in accordance with the provisions of the Plan and applicable law.

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ARTICLE 13: FUNDING

13.1	Contributions to the Trust

As a part of the Plan the Company shall maintain a Trust. Employers shall make such contributions to the Trust Fund as are required by the Plan, subject to the right of the Company to discontinue the Plan. All benefits under the Plan shall be payable only from the Trust Fund, and no liability for the payment of benefits under the Plan shall be imposed on the Company or any Affiliate (or any officers, directors, or shareholders of such an entity). Nothing in the Plan shall be construed as a guarantee by the Company, any Employer or the Trustee of the value of any security in the Trust Fund, or as an indemnity against any investment losses.

13.2	Trust for Exclusive Benefit of Participants

The Trust is for the exclusive benefit of Participants and for defraying reasonable expenses of administering the Plan and Trust. Except as provided in Sections 5.6 (Return of Contributions) and 11.12(b) (Domestic Relations Orders), no portion of the Trust shall be diverted to purposes other than this or revert to or become the property of the Company or any Employer at any time prior to the satisfaction of all liabilities with respect to the Participants.

13.3	Trustee

As a part of the Plan, the Company has entered into a Trust Agreement with the Trustee. The Company has the power and duty to appoint a Trustee and it shall have the power to remove a Trustee and appoint successors at any time. As a condition to exercising its power to remove any Trustee hereunder, the Company must first enter into an agreement with a successor Trustee with respect to assets held by the outgoing Trustee. By entering into such Trust Agreements, the Company shall vest in the Trustee, or in one or more Investment Managers appointed under the terms of any Trust Agreement by action of the Investment Committee, responsibility for the management and control of the Trust Fund.

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SAFECO 401(k)/PROFIT SHARING RETIREMENT PLAN

APPENDIX A

Predecessor Employer Service

Service for eligibility and vesting also includes the following service:

(a)	For Employees who became employed by the Company or any Affiliate effective January 1, 2000, as a result of that certain Purchase Agreement dated as of October 14, 1999, by and among SAFECO Life Insurance Company, as purchaser, and ING America Insurance Holdings, Inc., Southland Life Insurance Company, Security Life of Denver Insurance Company and Life Insurance Company of Georgia, as “Selling Parties, prior service with any of the Selling Parties or with Medical Risk Managers, Inc. shall be credited under the Plan for eligibility and vesting purposes.

(b)	For Employees who became employed by the Company or any Affiliate effective January 1, 1998, as a result of that certain Stock Purchase Agreement dated as of September 2, 1997, by and among SAFECO Life Insurance Company, as purchaser, and Washington Mutual, Inc., WM Life Insurance Company and Empire Life Insurance Company, as “Selling Parties,” prior service with WM Life Insurance Company or Empire Life Insurance Company shall be credited under the Plan for eligibility and vesting purposes.

(c)	For Employees who became employed by the Company or any Affiliate effective September 6, 2001, or within 45 days thereafter, as a result of that certain Asset Purchase Agreement dated as of September 6, 2001, by and among SAFECO Select Insurance Services, Inc., as purchaser, and Bankers Standard Insurance Company, ACE American Insurance Company, ACE Property and Casualty Insurance Company, Insurance Company of North America, Indemnity Insurance Company of North America, Illinois Union Insurance Company, ACE INA Financial Institutions Solutions, Inc., and Recovery Services International, Inc., as “Selling Parties,” prior service with any of the Selling Parties shall be credited under the Plan for eligibility and vesting purposes.

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